UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No. )

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☐	Soliciting Material under §240.14a-12

FIRST US BANCSHARES, INC.

(Name of Registrant as Specified in its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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TO OUR SHAREHOLDERS:

We will hold the 2020 Annual Meeting of Shareholders of First US Bancshares, Inc. (the “Company”) at 10:00 a.m., Central Time, on Thursday, April 30, 2020, at the Birmingham Marriott, located at 3590 Grandview Parkway, Birmingham, Alabama 35243.

We have enclosed a notice of the meeting, a proxy statement, a proxy card and the Annual Report to Shareholders for 2019 and hope that you will study the enclosed materials carefully and attend the meeting in person.

Whether or not you plan to attend the meeting, please complete, sign and date the enclosed proxy card and return it as promptly as possible. You may return the proxy card by mail in the accompanying envelope, or you may vote your shares via the internet or by telephone. Please review the instructions on each of these options in the proxy statement and on your proxy card. You may revoke your proxy by voting in person at the meeting, by signing and delivering a later-dated proxy card, by giving written notice of revocation to the Secretary of the Company or by a later vote via the internet or by telephone at any time before the proxy is voted.

Sincerely,

Robert Stephen Briggs Chairperson of the Board

James F. House President and Chief Executive Officer

March 26, 2020

FIRST US BANCSHARES, INC.

3291 U.S. Highway 280

Birmingham, Alabama 35243

(205) 582-1200

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

to be held on

April 30, 2020

TO THE SHAREHOLDERS OF FIRST US BANCSHARES, INC.:

First US Bancshares, Inc. (the “Company”) will hold its 2020 Annual Meeting of Shareholders (the “Annual Meeting”) at the Birmingham Marriott, located at 3590 Grandview Parkway, Birmingham, Alabama 35243, on Thursday, April 30, 2020, at 10:00 a.m., Central Time, for the following purposes:

(1)	to elect twelve (12) directors of the Company to serve for the ensuing year;

(2)	to ratify the appointment of Carr, Riggs & Ingram, LLC as independent registered public accountants for the year ending December 31, 2020;

(3)	to approve, on an advisory basis, the Company’s executive compensation; and

(4)	to transact such other business as may properly come before the Annual Meeting or any adjournments or postponements of such meeting.

The Board of Directors of the Company has fixed the close of business on March 11, 2020, as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting. A complete list of the shareholders of the Company will be available and open for examination by any shareholder of the Company during ordinary business hours beginning two business days after the mailing of this notice of the Annual Meeting.

All shareholders are cordially invited to attend the Annual Meeting. Information about the Annual Meeting, including directions to attend the Annual Meeting, can be found at the following website: www.edocumentview.com/FUSB. Whether or not you plan to attend the Annual Meeting in person, you are requested to complete, sign and date the enclosed proxy card and send it promptly by mail in the envelope provided for this purpose, or vote your shares via the internet or by telephone using the instructions provided in the proxy statement and on your proxy card. The proxy may be revoked by voting in person at the Annual Meeting, by signing and delivering a later-dated proxy card, by giving written notice of revocation to the Secretary of the Company or by a later vote via the internet or by telephone at any time prior to the voting thereof.

As part of our effort to maintain a safe and healthy environment at the Annual Meeting, we are monitoring statements issued by the Centers for Disease Control and Prevention (cdc.gov) regarding the novel coronavirus disease, COVID-19. For that reason, we reserve the right to reconsider the date, time and/or means of convening the Annual Meeting, including solely by means of remote communications. If we take this step, we will announce the decision to do so in advance, and details on how to participate will be issued by press release, posted on our website and filed with the SEC as additional proxy material. We also encourage attendees to review guidance from public health authorities on this issue.

By Order of the Board of Directors,

Beverly J. Dozier

Corporate Secretary

Birmingham, Alabama

March 26, 2020

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON APRIL 30, 2020: THE COMPANY’S PROXY STATEMENT AND 2019 ANNUAL REPORT ARE AVAILABLE AT www.edocumentview.com/FUSB.

PROXY STATEMENT

FIRST US BANCSHARES, INC.

3291 U.S. Highway 280

Birmingham, Alabama 35243

(205) 582-1200

PROXY STATEMENT

FOR THE

2020 ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON APRIL 30, 2020

INTRODUCTION

This Proxy Statement is furnished on or about March 26, 2020, by First US Bancshares, Inc. (the “Company”) to the holders of common stock of the Company in connection with the 2020 Annual Meeting of Shareholders, and any adjournments or postponements thereof, to be held on Thursday, April 30, 2020, at 10:00 a.m., Central Time, at the Birmingham Marriott, located at 3590 Grandview Parkway, Birmingham, Alabama 35243 (the “Annual Meeting”). The matters to be considered and acted upon are:

(1)	the election of twelve (12) directors of the Company;

(2)	the ratification of the appointment of Carr, Riggs & Ingram, LLC as independent registered public accountants for the year ending December 31, 2020;

(3)	the advisory approval of the Company’s executive compensation; and

(4)	the transaction of such other business as may properly come before the Annual Meeting.

The Board of Directors of the Company (the “Board”) is soliciting the proxy, which is revocable at any time before it is voted. You may revoke the proxy by voting in person at the Annual Meeting, by signing and delivering a later-dated proxy card, by giving written notice of revocation to the Secretary of the Company or by a later vote via the internet or by telephone. We must, however, actually receive the written notice, later-dated proxy card or later internet or telephone vote before the vote of the shareholders at the Annual Meeting. We will vote all properly executed proxies delivered pursuant to this solicitation at the Annual Meeting and in accordance with instructions given, if any. If no instructions are given, we will vote the proxies as recommended by the Board – FOR all of the nominees listed in Proposal 1 and FOR Proposals 2 and 3 – and in accordance with the instructions of management as to any other matters that may come before the Annual Meeting.

To vote by proxy, you must do one of the following:

•

Vote via the Internet. You may vote your shares via the internet at any time prior to the deadline noted on your proxy card by following the instructions on your proxy card. The website address for internet voting is indicated on your proxy card. Internet voting is available 24 hours a day.

•

Vote by Telephone. You may vote your shares by telephone by calling the toll-free number listed on your proxy card on a touch-tone telephone at any time prior to the deadline noted on your proxy card. Easy-to-follow voice prompts enable you to vote your shares and confirm that your instructions have been properly recorded. Telephone voting is available 24 hours a day.

•

Vote by Mail. If you choose to vote by mail, please complete, sign, date and return your proxy card in the accompanying envelope. Please promptly mail your proxy card to ensure that it is received prior to the Annual Meeting.

NOTE: If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in “street name,” and these proxy materials are being forwarded to you by your broker, bank or other nominee who is considered the shareholder of record with respect to those shares. You must follow the instructions for voting your shares that you receive from your broker, bank or other nominee. Please refer to the section entitled “Voting Shares Held in ‘Street Name’” for more information about how to vote your shares.

As part of our effort to maintain a safe and healthy environment at the Annual Meeting, we are monitoring statements issued by the Centers for Disease Control and Prevention (cdc.gov) regarding the novel coronavirus disease, COVID-19. For that reason, we reserve the right to reconsider the date, time and/or means of convening the Annual Meeting, including solely by means of remote communications. If we take this step, we will announce the decision to do so in advance, and details on how to participate will be issued by press release, posted on our website and filed with the SEC as additional proxy material. We also encourage attendees to review guidance from public health authorities on this issue.

The Company will pay the cost of soliciting proxies. In addition to soliciting proxies by mail, we may solicit proxies by personal interview, telephone, facsimile and electronic communication. Banks, brokers or other nominees will forward the proxy materials to their principals or beneficial owners and obtain authorization for the execution of proxies. The Company will, upon request, reimburse banks, brokers and other nominees for their reasonable expenses in forwarding proxy materials to their principals or beneficial owners.

Shareholders Eligible to Vote

We are sending this Proxy Statement to shareholders of record as of the close of business on March 11, 2020. Only shareholders as of this date are eligible to vote at the Annual Meeting. At the close of business on March 11, 2020, there were 6,143,286 shares of common stock of the Company, par value $0.01 per share, outstanding and eligible to receive notice of and to vote at the Annual Meeting. Each shareholder is entitled to one vote in person or by proxy for each share of common stock held on all matters properly to come before the Annual Meeting.

Information About a Quorum

At the Annual Meeting, the presence of a majority of the outstanding shares of the Company’s common stock entitled to vote, represented in person or by proxy, shall constitute a quorum for the transaction of business. If a quorum is not present, or if the Chairperson of the Annual Meeting decides that more time is necessary for the solicitation of proxies, then the Chairperson may adjourn the Annual Meeting, with or without a shareholder vote. Alternatively, if there is a shareholder vote to adjourn the Annual Meeting based on the absence of a quorum, the named proxies will vote all shares of common stock for which they have voting authority in favor of the adjournment.

Vote Required to Approve Proposals

Assuming the presence of a quorum, the directors of the Company will be elected by a plurality of the shares represented at the Annual Meeting and entitled to vote in the election of directors – in other words, the director nominees receiving the most votes will be elected (Proposal 1). The ratification of the appointment of Carr, Riggs & Ingram, LLC as independent registered public accountants for the year ending December 31, 2020 (Proposal 2) will require the affirmative vote of a majority of the shares represented at the Annual Meeting in person or by proxy and entitled to vote on the matter. Proposal 3 calls for the advisory (non-binding) approval of the Company’s executive compensation and will require for adoption the affirmative vote of a majority of the shares represented at the Annual Meeting in person or by proxy and entitled to vote on the matter.

Following the Annual Meeting, we will file a Current Report on Form 8-K with the Securities and Exchange Commission (the “SEC”) to disclose the results of voting on each proposal, as required by applicable rules.

Abstentions

A shareholder may abstain from voting or withhold his or her vote, as applicable (collectively, “abstentions”), with respect to each item submitted for shareholder approval, including the election of directors. Abstentions will be counted as present for purposes of determining the existence of a quorum but will be counted as not voting on any proposal brought before the Annual Meeting. Based on the plurality voting standard, abstentions will have no effect on the election of directors (Proposal 1). An abstention as to the ratification of the appointment of Carr, Riggs & Ingram, LLC as independent registered public accountants for the year ending December 31, 2020 (Proposal 2) and the advisory approval of the Company’s executive compensation (Proposal 3) will have the same effect as voting against these proposals, given that the outcome of each proposal is determined by the shares represented at the Annual Meeting and entitled to vote on the matter.

Voting Shares Held in “Street Name”

If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in “street name,” and these proxy materials are being forwarded to you by your broker, bank or other nominee who is considered the shareholder of record with respect to those shares. As the beneficial owner, you have the right to direct your broker, bank or other nominee on how to vote, and you are also invited to attend the Annual Meeting. Your broker, bank or other nominee has enclosed a voting instruction card for you to use in directing the broker, bank or other nominee regarding how to vote your shares. If you hold your shares in “street name,” it is critical that you return the voting instruction card as directed by your broker, bank or other nominee if you want your votes to count in the election of directors (Proposal 1), and with respect to the non-binding advisory vote regarding the Company’s executive compensation (Proposal 3).

Under applicable law, if you hold your shares in “street name” and do not indicate to your broker, bank or other nominee how you want your shares to be voted in the election of directors (Proposal 1), or the executive compensation matter (Proposal 3), then your broker, bank or other nominee may not vote on these matters. Therefore, if you hold your shares in “street name” and do not instruct your bank, broker or other nominee on how to vote in the election of directors or with respect to the executive compensation matter, your shares will not be voted for any director nominee or the executive compensation matters or on any other proposal with respect to which your broker, bank or other nominee does not have discretionary authority (resulting in a “broker non-vote”).

Broker non-votes are counted for general quorum purposes but are not deemed to be present with respect to any matter for which a broker does not have discretionary authority to vote. Broker non-votes will not be counted for purposes of the election of directors (Proposal 1) and will have no effect on the outcome of the proposal based on the voting standard that applies to it. Broker non-votes will not be taken into account in determining the outcome of the non-binding advisory vote regarding executive compensation (Proposal 3). Your bank, broker or other nominee will continue to have discretion to vote any uninstructed shares on the ratification of the appointment of Carr, Riggs & Ingram, LLC as our independent registered public accountants for the year ended December 31, 2020 (Proposal 2); therefore, there should be no broker non-votes with respect to this item.

PROPOSAL 1

ELECTION OF DIRECTORS

The Company’s Bylaws provide that the Board shall consist of not less than three (3) and not more than twenty-five (25) directors, and, if a number is not fixed by the Board, the Bylaws state that there shall be sixteen (16) directors. There are currently thirteen (13) directors serving on the Board. All current members of our Board will stand for reelection at the Annual Meeting with the exception of Howard M. Whitted, who cannot be nominated for reelection at the Annual Meeting in accordance with the retirement age requirement set forth in the Company’s Guidelines on Significant Governance Issues. The Executive, Nominating and Corporate Governance Committee and the Board have both determined that a Board consisting of twelve (12) persons is practical and efficient at this point in time.

Based on the nominations of the Executive, Nominating and Corporate Governance Committee, the Board recommends that the shareholders elect the twelve (12) director nominees named below to hold office until the 2021 Annual Meeting of Shareholders of the Company and until their successors are elected and qualified. All of the nominees currently serve as directors. Unless “Withhold” is noted as to all or some of the nominees, proxies will be voted at the Annual Meeting FOR the election of the twelve (12) nominees to the Board. Shareholders may not vote for a greater number of persons than the number of nominees named. THE BOARD RECOMMENDS THAT YOU VOTE FOR THE ELECTION OF THE TWELVE (12) NOMINEES.

While we know of no reason why any nominee would be unable to serve as a director, if, before the voting at the Annual Meeting, any person nominated to be elected as a director is unable to serve, then the shares that would otherwise be voted for that person may be voted for the election of a substitute person recommended by the Board.

The following provides certain biographical information about the individuals who have been nominated for election as directors of the Company. Each of the nominees currently serves as a director of the Company. The biographical information for each of the nominees below contains a description of the individual’s service as a director; business experience; director positions held currently or at any time during the last five years, if applicable, with a company registered pursuant to Section 12 or Section 15(d) of the Securities Exchange Act of 1934, as amended, or an investment company; information regarding involvement in certain legal or administrative proceedings, if applicable; and the experiences, qualifications, attributes and skills that caused the Board to determine that the individual should serve as a director. The stock ownership with respect to each nominee is set forth in the table entitled “Security Ownership of Certain Beneficial Owners and Management” that appears in this Proxy Statement.

Following the Annual Meeting, the Company, as the sole shareholder of First US Bank (the “Bank”), intends to reelect all of the newly-elected directors of the Company as directors of the Bank. Information regarding the executive officers of the Company who are not directors is also provided below.

Information About Director Nominees

Andrew C. Bearden, Jr. Director since 2009 Age 73

Mr. Bearden is a Certified Public Accountant and works as a management consultant through his company, BEACO Consulting LLC, in Thomasville, Alabama. Mr. Bearden served Peoples BancTrust Co., Inc. in Selma, Alabama as Chief Financial Officer, Executive Vice President from January 1997 until January 2007 and as Chief Operating Officer, Executive Vice President from January 2007 until October 2007. Mr. Bearden also served as an officer of BankTrust in Mobile, Alabama in the role of Chief Operating Officer, Executive Vice President from October 2007 until February 2009.

Mr. Bearden’s extensive prior experience in the banking industry, specifically his experience and leadership roles with two public companies, as well as his accounting background and current consulting practice, give him a wide range of accounting, financial, capital markets, risk assessment and other executive management experience and skills, all of which provide valuable insight and expertise to the Board.

Robert Stephen Briggs Director since 2014 Age 70

Mr. Briggs has more than 40 years of experience in the insurance industry, serving as a field agent, general manager and company executive. In 2008, after his retirement from Protective Life Corporation as an Executive Vice President, Mr. Briggs founded Petra Life Services, Inc., which provides insurance, financial and investment consulting services, and he currently serves as its President and Chief Executive Officer. In addition, Mr. Briggs is Chief Executive Officer of Longevity Quest, Inc., which provides longevity analysis for wellness management and longevity planning. He is also a member of the board of directors of American United Mutual Insurance Holding Company, currently serving as chair of the Compensation Committee and a member of the Investment Committee. He previously served as lead independent director, as a member of the Audit Committee and the Executive Committee, and chair of the Governance and Nominating Committee.

The Board believes that Mr. Briggs’ leadership experience and knowledge of financial services resulting from his career in the insurance industry enable him to provide valuable insight to the Board.

Sheri S. Cook Director since 2014 Age 52

Ms. Cook currently serves as Senior Vice President of Human Resources for Altec, Inc., an equipment and service provider based in Birmingham, Alabama. From April 2008 to July 2013, she served as Altec’s Director of Corporate Finance. Previously, Ms. Cook worked in the corporate finance, internal audit and investor relations departments of Protective Life Corporation, and also worked for Kinetic Partners, LLC and Sonat, Inc.

The Board believes that Ms. Cook’s management experience and practical knowledge gained through her employment in several finance-related roles at companies in various industries allow her to provide valuable insight and expertise to the Board.

John C. Gordon Director since 1997 Age 62

Mr. Gordon has been self-employed, performing forestry, timberland and investment services for Forest Services, Inc. (land management) since 1994 and for SS&J Land Co., Inc. since 1998. Mr. Gordon serves as president of both entities.

Mr. Gordon’s business management, investment and risk assessment skills obtained from his leadership of these companies and his experience in the forestry business are all valuable to the Board.

David P. Hale Director since 2017 Age 62

Dr. Hale serves as a Professor of Management Information Systems and Endowed MIS Fellow in the Culverhouse College of Commerce and Business Administration and the Manderson Graduate School of Management at the University of Alabama, where he has been on the faculty since 1995. In this role, he co-developed and has led the Management Information Systems program, which has been recognized as one of the top programs of its type nationally. He is also Director of the Aging Systems Center of Excellence. In addition, Dr. Hale has been engaged by various commissions and task forces of federal and state governments, as well as numerous private sector companies, for projects relating to economic development and information technology, among other matters.

The Board believes that Dr. Hale’s knowledge and experience in the area of information technology are valuable assets and resources for the Company and the Board.

William G. Harrison Director since 1976 Age 73

Mr. Harrison served as Timber Settlements and Records Manager for Linden Lumber Company (sawmill) from 1999 until his retirement in 2008. For approximately 20 years prior to his position at Linden Lumber Company, Mr. Harrison was President and Chief Executive Officer of Bedsole Dry Goods, a retail chain consisting of department stores and variety stores.

The Board believes that Mr. Harrison’s extensive business experience, specifically his understanding of accounts management and credit and collection risk, contributes greatly to the composition of the Board.

James F. House Director since 2011 Age 67

Mr. House became a director of the Company pursuant to an employment agreement among the Company, the Bank and Mr. House dated November 7, 2011, and Mr. House has served as President and Chief Executive Officer of the Company and the Bank since that date. Mr. House has extensive experience in the banking industry. From May 2009 until November 2011, he served as Florida Division President of BankTrust. From 2005 until 2009, Mr. House was a business consultant focusing on management, investments and commercial and consumer lending issues. Prior to that, he held numerous executive and senior management positions with SouthTrust Bank, including Executive Vice President, General Bank Commercial (2003-2004); Chief Executive Officer, Urban West Region (2002-2003); Chief Executive Officer, North Alabama/Tennessee Region (2000-2001); Chief Executive Officer, Birmingham Market Bank (1999-2003); and Chairman and Chief Executive Officer, SouthTrust Bank of Dothan, N.A. (1994-1998).

The Board believes that, from these years of experience in a number of positions and areas in banking and his senior executive-level services to the Company and the Bank, Mr. House has gained an intimate knowledge of the banking industry and, more specifically, the business and operations of the Company and the Bank, which provides valuable insight to the Board.

J. Lee McPhearson Director since 2009 Age 66	Mr. McPhearson is an attorney, currently practicing in Butler, Alabama. Mr. McPhearson also serves as County Attorney for Choctaw County, Alabama. From 1995 until 2002, Mr. McPhearson served as Circuit Judge for the First Judicial Circuit of the State of Alabama and previously served from 1981 until 1987 as District Attorney for the First Judicial Circuit. Mr. McPhearson is currently actively involved in timber and real estate enterprises, including McPhearson Land and Timber Company, LLC, of which he is the managing member, and MJM Development, LLC, of which he is the secretary and member. He also helps oversee and manage the timber operations and oil and gas interests on land that comprises property in Choctaw County, Alabama and Wayne County, Mississippi.

Mr. McPhearson’s experience as a legal practitioner, which involves some representation and advising of business entities, as well as his knowledge and understanding of the communities served by the Company and the Bank gained through his time on the bench, contribute greatly to the Board. Additionally, Mr. McPhearson’s experience in the timber and real estate industries provides valuable insight to the Board regarding land and timber valuations and market conditions, which are important to the business of the Company and the Bank.

Jack W. Meigs Director since 1997 Age 62

Mr. Meigs served as Circuit Judge for the Fourth Judicial Circuit of the State of Alabama from 1991 until his retirement in April 2016. He has been engaged in the private practice of law since April 2016.

The Board believes that Mr. Meigs’ extensive legal experience in the local area, both as a practitioner and as a judge, provides him with a wide range of management skills and knowledge on topics important to businesses, which contribute greatly to the composition of the Board.

Aubrey S. Miller Director since 2014 Age 67

Mr. Miller currently serves as President of the Shelby County, Alabama Board of Education, a position to which he was elected in 2009, and also serves as senior pastor of the Faith Church at Oxmoor Valley in Birmingham, Alabama. Previously, Mr. Miller served as Executive Director of the Juvenile Diabetes Research Foundation in Birmingham, Alabama from 2009 until his retirement in July 2015 and now serves as the Senior Vice President of Financial Development for the YMCA of Greater Birmingham. He also served as President and Chief Development Officer of the Baptist Health Foundation in Birmingham from 2005 to 2008.

The Board believes that Mr. Miller’s extensive experience in leading multiple organizations and in effectively creating and implementing budgets and strategic plans allows him to provide valuable insight and advice to the Board.

Donna D. Smith Director since 2014 Age 71

Ms. Smith served as the Vice President of Human Resources and Ethics for Alabama Power Company from 2010 until her retirement in February 2014 and as Human Resources Director of Alabama Power Company and Southern Company Generation for several years prior to that. She also served on the board of directors of the Alabama Power Company Foundation and remains active in leadership positions with several philanthropic organizations and boards, including serving on the board and audit/compensation committee of McKinney Communications Company since 2017.

The Board believes that Ms. Smith brings a valuable perspective to the Board as a result of her extensive experience in a highly-regulated industry, deep and broad business experience as an executive at one of the largest employers in the state of Alabama and strong history of community involvement.

Bruce N. Wilson Director since 1997 Age 65

Mr. Wilson is a practicing attorney and the senior member in the law firm of Wilson, Drinkard & Dolbare, LLC, where he has worked since 1993.

Through his law practice, Mr. Wilson has represented and continues to represent business and corporate clients throughout all phases of their operations. He counsels clients on various real estate, industrial and economic development, and budgetary and auditing issues. The Board believes that Mr. Wilson’s experience and understanding of these issues enable him to provide valuable insight to the Board.

Information About Executive Officers Who Are Not Also Directors

Thomas S. Elley Age 48	Mr. Elley has served as the Vice President, Chief Financial Officer, Principal Accounting Officer, Treasurer and Assistant Secretary of the Company and the Senior Executive Vice President, Chief Financial Officer, Treasurer and Assistant Secretary of the Bank since October 2013. Prior to his employment with the Company and the Bank, Mr. Elley served as the Vice President, Accounting Policy Manager and Line of Business Controller at Regions Financial Corporation in Birmingham, Alabama. From January 2000 to August 2010 and from April 2011 to May 2013, Mr. Elley served in various roles in the audit practice at Deloitte & Touche LLP, including Senior Manager, where he focused on Securities and Exchange Commission reporting, regulatory accounting and internal control audits under the Sarbanes-Oxley Act of 2002. From August 2010 to March 2011, Mr. Elley held the position of Impaired Loan Accounting Specialist with Iberiabank Corporation in Birmingham, Alabama. Mr. Elley also has prior experience as a compliance officer and loan analyst for financial institutions and is a Certified Public Accountant.

William C. Mitchell Age 54	Mr. Mitchell has served as Senior Vice President, Consumer Lending of the Bank since January 2020. Mr. Mitchell previously served as President and Chief Executive Officer of the Bank’s subsidiary, Acceptance Loan Company, Inc. (“ALC”), from February 2008 to January 2020, and as Interim President and Chief Executive Officer of ALC from November 2007 to February 2008. Mr. Mitchell worked for ALC from May 1997 until he transferred to the Bank in January 2020.

Eric H. Mabowitz Age 61	Mr. Mabowitz joined the Bank in March of 2008 and currently serves as the Executive Vice President, Chief Risk Officer. Mr. Mabowitz served as Executive Vice-President, South Alabama Market Executive prior to his appointment as Chief Risk Officer in January of 2020. Prior to his employment with the Bank, Mr. Mabowitz was President and Chief Operating Officer of Premier Bank of the South from 2007 to 2008. He was employed by First Community Bank from 2006 to 2007 as Executive Vice President, Administration and from 2001 to 2006 as Executive Vice President, Chief Credit Officer. Mr. Mabowitz was employed by Renasant Bank from 1997 to 2001 and held several positions in credit administration.

Beverly J. Dozier Age 55	Ms. Dozier currently serves as Vice President, Corporate Secretary and Assistant Treasurer of the Company and Senior Vice President, Thomasville Market Executive, and Corporate Secretary of the Bank. Ms. Dozier has served the Bank in numerous capacities since 1984, including working as a loan officer and mortgage originator.

None of the directors or executive officers are related to any other director or executive officer of the Company.

CORPORATE GOVERNANCE

The Company is committed to having sound corporate governance principles. Operating in accordance with such principles is essential to running the Company’s business effectively and to maintaining the Company’s integrity in the marketplace. The Company’s Board has adopted a Code of Business Conduct and Ethics that sets forth basic principles to guide the Company’s and the Bank’s employees, including the Chief Executive Officer, the Chief Financial Officer and other senior executive officers, in their conduct and compliance with applicable laws and governance principles. A copy of the Code of Business Conduct and Ethics is filed as Exhibit 14 to our Annual Report on Form 10-K for the year ended December 31, 2003, and is available on our website at www.firstusbank.com under the tab “About – Investor Relations – FUSB Policies.” We will furnish any person without charge, upon written request, a copy of the Code of Business Conduct and Ethics. In the event the Company amends or waives any of the provisions of the Code of Business Conduct and Ethics applicable to our Chief Executive Officer, the Chief Financial Officer and other senior executive officers that relate to any element of the definition of “code of ethics” enumerated in Item 406(b) of Regulation S-K under the 1934 Act, the Company intends to disclose these actions on the Company’s website.

The following is a summary of the Company’s Board independence standards, the Board and committee structure, the director nomination process and the procedures for shareholders to follow to communicate with the Board.

Director Independence

The Nasdaq Stock Market, LLC, the exchange on which the Company’s common stock is listed (“Nasdaq”), requires that a majority of the Company’s Board members be “independent.” Accordingly, because the Board currently has thirteen (13) members, at least seven (7) of the directors must be independent – following the Annual Meeting, the Board will have twelve (12) members, and at least seven (7) of the directors must be independent. In accordance with Nasdaq’s listing rules, a director is not considered to be independent unless the Board determines that the director has no relationship with the Company or its subsidiaries (either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company or any of its subsidiaries) that would interfere with the exercise of the director’s independent judgment in carrying out the responsibilities of a director. Members of the Audit Committee, Compensation Committee and Executive, Nominating and Corporate Governance Committee also must meet the applicable independence tests in the Nasdaq listing rules and the federal securities laws.

The Board has determined that none of the directors standing for reelection, with the exception of Mr. House, has any material relationship with the Company or any of its subsidiaries (either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company or any of its subsidiaries) that would interfere with the exercise of independent judgment in carrying out his or her responsibilities. In making this determination, the Board considered transactions and relationships between each director or his or her immediate family and the Company and its subsidiaries. The purpose of this review was to determine whether any such transactions or relationships were material and possibly inconsistent with a determination that the director was independent. Mr. House is not independent because of his employment as the President and Chief Executive Officer of the Company and the Bank.

While conducting its review of director independence, the Board specifically considered the relationship between the Company and Wilson, Drinkard & Dolbare, LLC, a law firm in which Mr. Wilson is the senior member and that has provided legal services to the Company and its subsidiaries in the past. The Company’s fee arrangement with this firm is negotiated on the same basis and is subject to the same terms and conditions as arrangements with other outside legal counsel for similar types of legal work. During 2019, the Company paid legal fees of $400 to Wilson, Drinkard & Dolbare, LLC for legal services provided in the ordinary course of business. Based on this review, the Board concluded that the Company’s relationship with this firm does not interfere with Mr. Wilson’s exercise of independent judgment in carrying out the responsibilities of a director.

Company Leadership Structure

The business of the Company is managed under the direction of the Board, which is elected by our shareholders. The basic responsibility of the Board is to lead the Company by exercising its business judgment to act in what each director reasonably believes to be the best interests of the Company and its shareholders. Leadership is important to the effective operation of the Board for the benefit of the Company. The role of the Chairperson includes providing continuous feedback on the direction, performance and strategy of the Company, presiding over meetings of the Board, setting the Board’s agenda with management and leading the Board in anticipating and responding to risks faced by the Company.

The roles of Chief Executive Officer and Chairperson of the Board have been separated since the Company became a publicly-traded company. While the Board believes that the Chief Executive Officer should be a member of the Board, the Board considers it to be advantageous to independence, oversight and objectivity to have a separate, independent board member to serve as Chairperson. The Board may reconsider this leadership structure from time to time based on then-current considerations.

Risk Oversight

The Company is exposed to a number of risks and regularly undertakes a review to identify and evaluate these risks and develop plans to manage them effectively. While the Chief Executive Officer has overall responsibility for risk assessment, management and prioritization, the Board has an active role in the risk oversight process.

The Board regularly reviews information regarding the Company’s financial, credit, liquidity, operational, legal, regulatory, compliance, reputational and strategic risks based on reports from management, including the Chief Executive Officer and the Chief Financial Officer. General oversight of the Company’s risk management process is the primary responsibility of the Executive, Nominating and Corporate Governance Committee of the Board, with certain other committees of the Board responsible for specific oversight of the risk oversight process when a particular risk falls within the purview of that particular committee. The Executive, Nominating and Corporate Governance Committee specifically oversees risks associated with the independence of Board members, potential conflicts of interest and governance items. Also reporting to the Executive, Nominating and Corporate Governance Committee is the Enterprise Risk Management Division, which has been created recently to focus on certain audit, compliance, loan and strategic planning functions. The Compensation Committee of the Board oversees the management of risks relating to the Company’s compensation policies, plans, and practices, including executive compensation. The Audit Committee oversees the management of financial risks (including risks required to be monitored under the Sarbanes-Oxley Act), reporting, auditing and internal controls for the Company. The Retail, Operation, Technology and Compliance Committee of the Bank’s Board of Directors oversees risk management policies with respect to retail products, operational functions, cybersecurity and third-party technology risk exposures, along with certain compliance and audit functions. The Directors’ Loan Committee oversees risks relative to certain loan and credit functions and approval processes of the Bank. The conclusions of each Board committee are brought to the attention of all Board members at the regularly-scheduled meetings of the Board. This enables the Board and its committees to coordinate with respect to the risk oversight role.

Board Structure and Committees

The Board conducts its business through meetings of the Board and Board committees. Further, executive sessions of the independent directors of the Board are to be held at least two times a year and otherwise as needed. These sessions are chaired by the Chairperson of the Board or another independent director selected by a majority of the independent directors.

During 2019, the Board met 12 times in regularly-scheduled meetings and held one special meeting. All of the incumbent directors attended at least 75% of the aggregate of the total number of meetings of the Board and the total number of meetings held by all committees of the Board on which he or she served during the year.

Directors are encouraged but not required to attend the Annual Meeting of Shareholders each year. Twelve of the fourteen individuals then serving as the Company’s directors attended the Company’s 2019 Annual Meeting of Shareholders held on May 2, 2019, including Ms. Breedlove who retired effective as of the 2019 Annual Meeting.

Audit Committee

The Audit Committee assists the Board with its oversight responsibilities with respect to the financial reports and other financial information provided by the Company to its shareholders and others, the Company’s financial policies and procedures and disclosure controls and procedures, the Company’s system of internal controls and the Company’s auditing, accounting and financial reporting processes. The Audit Committee operates under a written charter, a copy of which is posted on the Bank’s website at http://www.firstusbank.com under the tabs “About – Investor Relations – FUSB Policies.” The Audit Committee is required on an annual basis to review and reassess the adequacy of its charter and recommend any changes to the full Board. Any revisions to the charter are to be made by the full Board. The Audit Committee last reviewed and assessed the adequacy of its charter on March 18, 2020. The Audit Committee met eight times during 2019. The Audit Committee Report appears later in this Proxy Statement.

Certain Nasdaq listing rules and the federal securities laws require that at least one member of the Audit Committee must have an understanding of generally accepted accounting principles and financial statements, the ability to assess the general application of such principles in connection with the accounting for estimates, accruals and reserves, experience preparing, auditing, analyzing or evaluating financial statements or experience actively supervising one or more persons engaged in such activities, an understanding of internal control over financial reporting and an understanding of audit committee functions. The Board has determined that Andrew C. Bearden, Jr., Robert Stephen Briggs and David P. Hale each has the requisite attributes of an “audit committee financial expert.” Mr. Bearden acquired such attributes through his experience as a certified public accountant and through his supervision as chief financial officer of the financial reporting and compliance of a publicly-traded financial institution. Mr. Briggs acquired such attributes through his experience overseeing the financial performance of a major division of a national life insurance company and through his service on other boards of directors of companies in the financial services industry, including audit committee service. Dr. Hale acquired such attributes through earning a degree in accounting and a doctorate degree in management information systems and his experience as a professor in these respective areas.

The current members of the Audit Committee are Andrew C. Bearden, Jr., Chairperson, Robert Stephen Briggs, David P. Hale, William G. Harrison, Jack W. Meigs and Donna D. Smith. The Board has carefully evaluated the backgrounds of the members of the Audit Committee and determined that such members qualify as “independent,” as defined in the applicable Nasdaq listing rules and as defined in the committee’s charter.

Compensation Committee

The Compensation Committee assists the Board in overseeing and determining executive compensation. Among other responsibilities, the Compensation Committee reviews, recommends and approves salaries and other compensation of the Company’s executive officers and administers the Company’s equity compensation plans that may be in place from time to time. The Chief Executive Officer assists the Compensation Committee with determining the amount of compensation to be paid to the other executive officers but does not play a role in the final determination or approval of his own compensation. The Compensation Committee operates under a written charter, a copy of which is posted on the Bank’s website at http://www.firstusbank.com under the tabs “About – Investor Relations – FUSB Policies.” The Compensation Committee is required on an annual basis to review and reassess the adequacy of its charter and recommend any changes to the full Board. Any revisions to the charter are to be made by the full Board. The Compensation Committee last reviewed and assessed the adequacy of its charter on March 18, 2020. The Compensation Committee met six times in 2019. The Compensation Committee Report appears later in this Proxy Statement.

The scope of the Compensation Committee’s authority is limited to the responsibilities that are set forth in its charter. In fulfilling its responsibilities, the Compensation Committee may delegate its authority to subcommittees to the extent permitted by applicable law. The charter further provides the Compensation Committee with the authority to engage independent consultants and legal advisers when determined to be necessary or appropriate in fulfilling its responsibilities. The Compensation Committee has sole authority to retain and terminate any such consultant or legal adviser, including sole authority to approve the fees and other retention terms. During 2019, the Compensation Committee engaged Willis Towers Watson to consult on various compensation matters, as further discussed below under “Executive Compensation – Compensation Consultant.”

The Compensation Committee has reviewed the Company’s compensation programs, plans and practices for all of its employees as they relate to risk management and risk-taking initiatives to ascertain if they serve to encourage or incentivize risks that are “reasonably likely to have a material adverse effect” on the Company. As a result of this process, the Compensation Committee concluded and informed the Board that, based on the Company’s current compensation programs, plans and practices, there are no such risks.

The current members of the Compensation Committee are Donna D. Smith, Chairperson, Andrew C. Bearden, Jr., Robert Stephen Briggs, Sheri S. Cook, John C. Gordon and J. Lee McPhearson. The Board has carefully evaluated the backgrounds of the members of the Compensation Committee and determined that such members qualify as “independent,” as defined in the applicable Nasdaq listing rules and as defined in the committee’s charter.

Executive, Nominating and Corporate Governance Committee

Among other responsibilities, the Executive, Nominating and Corporate Governance Committee reviews and recommends the selection of directors and members of committees of the Board and reviews and establishes the governance practices of the Company. The Executive, Nominating and Corporate Governance Committee operates under a written charter, a copy of which is posted on the Bank’s website at http://www.firstusbank.com under the tabs “About – Investor Relations – FUSB Policies.” The Executive, Nominating and Corporate Governance Committee is required on an annual basis to review and reassess the adequacy of its charter and recommend any changes to the full Board. Any revisions to the charter are to be made by the full Board. The Executive, Nominating and Corporate Governance Committee last reviewed and assessed the adequacy of its charter on March 18, 2020. The Executive, Nominating and Corporate Governance Committee met seven times in 2019.

The members of the Executive, Nominating and Corporate Governance Committee are Robert Stephen Briggs, Chairperson, Andrew C. Bearden, Jr., Sheri S. Cook, John C. Gordon, J. Lee McPhearson, Donna D. Smith and Bruce N. Wilson. The Board has carefully evaluated the backgrounds of the members of the Executive, Nominating and Corporate Governance Committee and determined that such members qualify as “independent,” as defined in the applicable Nasdaq listing rules and as defined in the committee’s charter.

Consideration of Director Nominees

Criteria and Diversity

Criteria that are used by the Executive, Nominating and Corporate Governance Committee in connection with evaluating and selecting new directors include factors relating to whether the candidate would meet the definition of “independent,” as defined by the applicable Nasdaq listing rules, as well as the candidate’s skills, occupation and experience in the context of the needs of the Board. The Board believes that the backgrounds and qualifications of the directors, considered as a group, should provide a significant composite mix of experience, knowledge and abilities that will allow the Board to fulfill its responsibilities.

The Executive, Nominating and Corporate Governance Committee continually reviews the qualifications and responsibilities of all directors in consideration of the Board’s overall responsibility to shareholders. Although neither the Board nor the Executive, Nominating and Corporate Governance Committee has a formal policy with regard to the consideration of diversity in identifying director nominees, the director nomination process is designed to ensure that the Board considers members with diverse backgrounds, including race, ethnicity, gender, education, skills and experience, with a focus on appropriate financial and other expertise relevant to the Company’s business. The Executive, Nominating and Corporate Governance Committee also considers issues of relevant experience, intelligence, independence, commitment, integrity, diligence, conflicts of interest, age, compatibility with the Company’s other Board members and management team, understanding of the Company’s business and culture, the ability to act in the best interests of the shareholders, and other factors deemed relevant. The goal of this process is to assemble a group of directors with deep, varied experience, sound judgment and commitment to the success of the Company. For a discussion of the individual experience and qualifications of our directors, refer to “Proposal 1 – Election of Directors” in this Proxy Statement.

Process for Identifying and Evaluating Director Nominees

The process followed by the Executive, Nominating and Corporate Governance Committee to identify and evaluate candidates includes requests to Board members and others for recommendations, meetings from time to time to evaluate biographical information and background material relating to potential candidates and interviews of selected candidates by members of the Executive, Nominating and Corporate Governance Committee and the Board. Assuming that the appropriate biographical and background material discussed below is provided on behalf of candidates recommended by shareholders, the Executive, Nominating and Corporate Governance Committee will evaluate those candidates by applying substantially the same criteria and following substantially the same process as that used for candidates submitted by Board members.

Director Nominees Proposed by Shareholders

The Executive, Nominating and Corporate Governance Committee will consider candidates recommended by shareholders for inclusion by the Board in the slate of nominees that the Board recommends to the shareholders for election. In considering whether to recommend any candidate for inclusion in the Board’s slate of recommended director nominees, including candidates recommended by shareholders, the Executive, Nominating and Corporate Governance Committee applies the selection criteria and follows the process described above.

Shareholders may recommend individuals for the Executive, Nominating and Corporate Governance Committee to consider as potential director candidates by submitting the following information to the Executive, Nominating and Corporate Governance Committee, c/o Corporate Secretary of First US Bancshares, Inc., 131 West Front Street, P.O. Box 249, Thomasville, Alabama 36784:

•	the name of the recommended person;

•

all information relating to the recommended person that is required to be disclosed in solicitations of proxies for election of directors pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended;

•	the written consent of the recommended person to being named in the proxy statement as a nominee and to serve as a director if elected;

•

as to the shareholder making the recommendation, the name and address of such shareholder as the name and address appear on the Company’s books; provided, however, that, if the shareholder is not a registered holder of the Company’s common stock, the shareholder should submit his or her name and address along with a current written statement from the registered holder; and

•	a statement disclosing whether such shareholder is acting with or on behalf of any other person and, if applicable, the identity of such person.

Any such recommendation must be received at the address above not less than 120 calendar days before the first anniversary of the date on which the Company’s proxy statement was released to shareholders in connection with the previous year’s annual meeting, which date for the ensuing year is November 26, 2020.

Shareholder Communications with the Board

The Board will give appropriate attention to written communications that are submitted by shareholders and will respond as the Board deems appropriate. Absent unusual circumstances or as contemplated by committee charters, the Chairperson of the Executive, Nominating and Corporate Governance Committee primarily will be responsible for monitoring communications from shareholders and providing copies or summaries of such communications to the other directors as he or she deems appropriate. Communications will be forwarded to all directors if such communications relate to substantive matters and include suggestions or comments that the Chairperson of the Executive, Nominating and Corporate Governance Committee considers important.

Shareholders and other interested parties who wish to send communications on any topic to the Board should address such communications to:

Chairperson of the Executive, Nominating and Corporate Governance Committee

c/o Corporate Secretary of First US Bancshares, Inc.

131 West Front Street

P.O. Box 249

Thomasville, Alabama 36784

All written communications to the Board will be relayed to the Executive, Nominating and Corporate Governance Committee without being screened by management.

TRANSACTIONS WITH RELATED PERSONS

The Company recognizes that transactions between the Company or its subsidiaries and any of its directors or executive officers may present potential or actual conflicts of interest that are not in the best interests of the Company and its shareholders. Therefore, as a general matter and in accordance with the Company’s Code of Business Conduct and Ethics, the Company prefers to avoid such transactions. Nevertheless, there are situations where such transactions may be in, or may not be inconsistent with, the best interests of the Company and its shareholders. Therefore, the Company has adopted a written policy and procedures that require the Audit Committee to review and, if appropriate, to approve or ratify any such transactions.

Policy and Procedures Regarding Related Person Transactions

The Audit Committee’s Policy and Procedures With Respect to Related Person Transactions sets forth the process for reviewing, approving and ratifying transactions involving the Company and its subsidiaries and “related persons.” “Related persons” include directors, director nominees and executive officers and their immediate family members and shareholders owning 5% or more of the Company’s outstanding common stock and their immediate family members. It is the Company’s policy to approve and ratify transactions involving related persons only when the Board, acting through the Audit Committee, determines that the transaction in question is in, or is not inconsistent with, the best interests of the Company and its shareholders.

The procedures provide that, prior to entering into a related person transaction, management or the affected director or executive officer must bring the matter to the attention of a designated individual who will assess whether the matter should be considered by the Audit Committee. If a member of the Audit Committee is involved in the proposed transaction, he or she will be recused from all discussions and decisions about the transaction. To the extent that a related person transaction is not identified in advance, the terms of the transaction will be reviewed and evaluated by the Audit Committee. Only transactions that are in, or that are not inconsistent with, the best interests of the Company and its shareholders are approved or ratified by the Audit Committee.

Certain Transactions with Related Persons

Certain directors and executive officers of the Company and their family members are customers of, and have had transactions with, the Bank in the ordinary course of business, and additional transactions likely will take place in the ordinary course of business. All outstanding loans and commitments to date have been made in the ordinary course of business and on substantially the same terms, including with respect to interest rates and collateral, as for comparable transactions with unrelated persons, and have not involved more than the normal risk of collectability or presented other unfavorable features.

EXECUTIVE COMPENSATION

Compensation Philosophy and Objectives

This Executive Compensation section describes the 2019 executive compensation program for our named executive officers. Our primary objective is to achieve and sustain significant increases in shareholder value. We have designed our executive compensation program, and we routinely evaluate and consider modifications to the program, to support this objective with a strong link between pay and corporate and individual performance, while discouraging executives from taking excessive risks. Our approach is aimed at ensuring our ability to attract, retain and motivate the executives, managers and professionals who are critical to our short- and long-term success in the banking industry. A portion of our executives’ compensation is “performance-based” in the form of incentives that are intended to motivate balanced decision-making by our executives while also aligning their interests with those of our shareholders.

We design our compensation program to align with the following principles:

•	Competitive. We review the compensation practices of the other companies in our compensation peer group and aim to target compensation for our executives at or near the market 50% percentile.

•

Performance-based. We use a mixture of options, time-based restricted stock and cash incentives to link our executives’ compensation to Company short- and long-term performance. Our cash incentive program for 2019 used the following specific metrics to determine executive bonuses: consolidated pre-tax income, consolidated return on average assets (pre-tax), consolidated return on tangible equity (pre-tax), income (pre-tax) of ALC and FUSB Reinsurance, Inc., a wholly owned subsidiary of the Bank (“FUSB Reinsurance”), ALC’s and FUSB Reinsurance’s return on average assets (pre-tax) and ALC’s net loan growth.

•	Shareholder-aligned. Our stock-based incentives encourage the creation of long-term value and link the interests of our executives to those of our shareholders.

•

Prudent risk-taking. We structure our compensation program to incentivize sustainable growth without encouraging our executives to take unreasonable risks that could damage the Company’s profitability or reputation.

Compensation Governance Best Practices

The Compensation Committee annually reviews best practices in executive compensation and governance and continues to enhance our policies and practices, which include the following:

What We Do	What We Don’t Do

•  Review the compensation peer group annually to ensure reasonable and appropriate size and scope fit for purposes of comparing executive compensation and bank performance.

•  Have an independent Compensation Consultant to the Compensation Committee.

•  Commencing with our cash incentive program for 2020, have a recoupment policy expressly allowing for recovery of any cash incentive compensation paid under the program in certain situations, e.g., in the event of a restatement of our financial statements or if it is determined that the financial information used to determine the amount of the cash incentive compensation was materially inaccurate.

•  Engage with our shareholders. We conduct an annual advisory say-on-pay vote and actively review the results of those votes as we make decisions regarding executive compensation.

•  No repricing of Awards under our Incentive Plan without shareholder approval.

•  No tax gross-up provisions exist in our agreements with Named Executive Officers and we do not provide tax gross-ups for any taxable perks.

•  Restrictions on hedging and pledging of FUSB securities under our insider trading policy.

•  No active SERPs.

•  No “timing” of equity grants. We do not grant equity awards in anticipation of the release of material, non-public information, and we do not time the release of material, non-public information based on equity grant dates.

•  Limited and no excessive perks.

Oversight of the Compensation Program

The Compensation Committee oversees our compensation program and approves the compensation paid to all executive officers, including the Chief Executive Officer and the two other most highly-compensated executive officers during 2019 – Mr. House, Mr. Elley and Mr. Mitchell (collectively, the “Named Executive Officers”).

Our Compensation Committee’s responsibilities include reviewing and approving the amount, form and terms of compensation to be paid to the Named Executive Officers and assessing and making recommendations to the Board regarding executive compensation and benefit plans and programs. The Chief Executive Officer assists the Compensation Committee with determining the amount of compensation to be paid to the other executive officers but does not play a role in the final determination or approval of his own compensation. Our Human Resources Department also assists the Compensation Committee with compensation decisions by providing support and data for the committee.

Compensation Consultant

The charter of the Compensation Committee grants the committee the authority to hire outside consultants to further its objectives and assist with its responsibilities. During 2019, the Compensation Committee engaged Willis Towers Watson, an independent compensation consultant, to assist the Compensation Committee by reviewing, assessing and providing recommendations with respect to the amount and form of director and executive officer compensation.

The Company does not have a policy that limits the services that an executive compensation consultant can perform. However, the Company has not engaged Willis Towers Watson for any projects other than those directed by the Compensation Committee and management, as described above, nor has Willis Towers Watson performed any other services for the Company. As a result, the Company has determined that Willis Towers Watson operates with full objectivity and without conflicts of interest in its support of the Compensation Committee.

Benchmarking

In determining market competitiveness of compensation, the Compensation Committee, with the assistance of Willis Towers Watson, reviews annually a combination of proxy information from the Company’s compensation peer group and available market compensation survey data. The Compensation Committee may also use comparisons to the Company’s compensation peer group to consider other market practices relevant to the scope of our executives’ responsibilities.

In 2019, the Compensation Committee considered actual and, where available, target compensation data from the compensation peer group, along with available market compensation survey data. This data was presented by Willis Towers Watson and contributed to an assessment of the competitiveness of actual and target pay for our executives.

In late 2018, at the request of the Compensation Committee, Willis Towers Watson prepared an evaluation of our peer group for use in 2019. As a result of the evaluation, Willis Towers Watson recommended, and the Compensation Committee approved, the fifteen companies listed below as the peer group for 2019.

2019 Compensation Peer Group
Company	Assets ($ in millions) *	Market Cap ($ in millions) *
National Commerce Corporation	2,738	752
The First Bancshares, Inc.	1,813	504
Investar Holding Corporation	1,623	257
Colony Bankcorp, Inc.	1,233	140
Select Bancorp, Inc.	1,194	182
First Community Corporation	1,051	188
Citizens Holding Company	993	113
Limestone Bancorp, Inc.	971	114
Auburn National Bancorporation, Inc.	853	177
Bank of the James Financial Group, Inc.	626	71
HomeTown Bankshares Corporation	550	79
Village Bank and Trust Financial Corp.	477	49
Citizens First Corporation	465	66
United Bancorp, Inc.	459	67
Bank of South Carolina Corporation	447	113

*	Information as of July 31, 2018.

In connection with determining our compensation arrangements for 2020, Willis Towers Watson recommended, and the Compensation Committee approved, the removal from the peer group of National Commerce Corporation, HomeTown Bankshares Corporation and Citizens First Corporation, which were all the non-surviving parties in recent merger transactions. No additional companies were recommended or approved to be added to the peer group for 2020.

Elements of Executive Compensation

Base Salaries

Each Named Executive Officer’s base salary is determined principally by the responsibilities required by the officer’s position, his experience and contributions to our business and length of service in his position at the Company, as well as individual competence and comparison to peer institutions. Base salaries are reviewed and approved by the Compensation Committee annually to determine whether the base salary levels are appropriate.

From the beginning of 2019 until April 2019, our Named Executive Officers were paid the following base salaries: for Mr. House, $330,000; for Mr. Elley, $227,000; and for Mr. Mitchell, $212,175. Effective April 2019, Mr. Elley and Mr. Mitchell received raises, and their base salaries were increased to the following amounts: for Mr. House, $345,000; for Mr. Elley, $233,810; and for Mr. Mitchell, $227,027.

2019 Cash Incentive Program

During 2019, each of the Named Executive Officers participated in a cash incentive program for certain executive officers and key employees of the Company and its subsidiaries designed to incentivize the achievement of specified short-term performance criteria. Under the cash incentive program, each Named Executive Officer had the opportunity to earn a one-time cash payment equal to a predetermined percentage of his 2019 base salary, with the earned amount based on the level of performance with respect to certain corporate objectives applicable to the Company and the Bank, in the case of Mr. House and Mr. Elley, or ALC, in the case of Mr. Mitchell.

For Mr. House and Mr. Elley, the payment was based on (i) consolidated pre-tax income of the Company, (ii) the level of improvement in the Company’s pre-tax return on average assets, (iii) the level of improvement in the Company’s pre-tax return on average tangible equity, and (iv) a portion designated at the discretion of the Compensation Committee. For Mr. Mitchell, the payment was based on (i) consolidated pre-tax income of the Company, (ii) pre-tax income of ALC and FUSB Reinsurance, (iii) ALC’s and FUSB’s pre-tax return on average assets, (iv) ALC’s growth in net loans, and (v) a portion designated at the discretion of the Compensation Committee.

The Company’s 2019 results compared to plan are set forth in the table below. The Compensation Committee has discretion to make adjustments, which amounts to 20% (in the case of Mr. House and Mr. Elley) and 15% (in the case of Mr. Mitchell) of the executive’s overall award, which the Compensation Committee exercised in 2019.

	2019 Financial Performance
Corporate Objective	Threshold	Target	Stretch	Actual Results	Weight
Consolidated pre-tax income	$4,800,000	$6,000,000	$7,200,000	$5,812,000	40%(1) /25	%(2)
Consolidated return on average assets (pre-tax)	0.65%	0.76%	0.87%	0.74%	20	%(1)
Consolidated return on average tangible equity (pre-tax)	6.65%	8.30%	9.95%	7.88%	20	%(1)
ALC / FUSB Reinsurance income (pre-tax)	$1,469,000	$1,836,000	$2,203,000	$2,029,000	25	%(2)
ALC / FUSB Reinsurance return on average assets (pre-tax)	1.45%	1.70%	1.95%	1.90%	20	%(2)
ALC net loan growth	$8,625,000	$11,500,000	$14,375,000	$6,096,000	15	%(2)

(1)	This number reflects the weight for Mr. House and Mr. Elley.
(2)	This number reflects the weight for Mr. Mitchell.

The annual incentive range and final incentive earned for each Named Executive Officer are set forth in the table below.

		2019 Annual Incentive Range
Name	Threshold ($)	Threshold (% of Salary)	Target ($)	Target (% of Salary)	Stretch ($)	Stretch (% of Salary)	2019 Incentive Earned
James F. House	$77,625	22.5%	$155,250	45.0%	$232,875	67.5%	$143,778
Thomas S. Elley	$35,072	15.0%	$70,143	30.0%	$105,215	45.0%	$64,960
William C. Mitchell	$39,730	17.5%	$79,460	35.0%	$119,189	52.5%	$77,755

Each Named Executive Officer’s cash incentive payment was potentially subject to a downward adjustment as a result of certain regulatory or compliance ratings at the Bank, in the case of Mr. House and Mr. Elley, or at ALC, in the case of Mr. Mitchell. None of these negative criteria were triggered during 2019.

Equity Awards

Our Named Executive Officers are eligible to participate in the First US Bancshares, Inc. 2013 Incentive Plan, which was originally adopted by the Board on March 22, 2013, and amended on May 2, 2019 (the “Incentive Plan”). The Incentive Plan provides for the grant of incentive and nonqualified stock options, stock appreciation rights, awards of restricted stock and restricted stock units and performance compensation awards, including performance-based cash bonuses, to employees, non-employee directors and certain consultants of the Company and its affiliates, including the Bank.

On February 27, 2019, we granted awards of nonqualified stock options to our Named Executive Officers in the following amounts: 9,900 for Mr. House, 6,300 for Mr. Elley and 5,600 for Mr. Mitchell. Nonqualified stock options are inherently performance-based and align the interests of the Named Executive Officers with those of the shareholders because the exercise price is granted at the fair market value of our common stock on the grant date, and the option has value only if the price of our common stock appreciates over time. These options vest in equal increments on the first three anniversaries of the grant date and bear an exercise price equal to the closing price of a share of common stock on the grant date, or $10.01 per share.

Termination and Change in Control Benefits

We believe that it is important to protect the financial interests of our senior management in the event of a change in control. Further, we believe that the interests of the Company’s shareholders are best served if the interests of our senior management are aligned with the shareholders’ interests. Providing change in control benefits should eliminate, or at least reduce, the reluctance of senior management to pursue potential change in control transactions that may be in the best interests of our shareholders.

Mr. House, our President and Chief Executive Officer, is the only Named Executive Officer with an employment agreement. On December 19, 2013, the Company, the Bank and Mr. House entered into an Amended and Restated Executive Employment Agreement that replaced the original employment agreement entered into by the Company, the Bank and Mr. House on November 7, 2011, when Mr. House first began serving as the President and Chief Executive Officer of the Company and the Bank. In addition to setting forth various terms with respect to Mr. House’s base salary, the equity compensation, perquisites and other benefits to which Mr. House is entitled, and certain restrictive covenants, the employment agreement contains certain termination and change in control provisions, the details of which are further discussed under the caption, “Employment Agreement with Mr. House.”

Additionally, we have entered into a Change in Control Agreement with our executives including Mr. Elley and Mr. Mitchell, pursuant to which certain payments are required in connection with a change in control. For more information, see “Potential Payments Upon Termination or Change in Control” contained herein.

Perquisites and Other Benefits

We provide our Named Executive Officers with limited perquisites and other personal benefits that we believe are reasonable and consistent with our overall compensation program to better enable us to attract and retain qualified senior management. We believe that perquisites for our executives should be limited in scope and value and also should reflect similar perquisites provided to executive officers at other banks of comparable size.

Perquisites provided include, in some cases, payment of cell phone fees, subscription radio fees and club dues, as well as a Company-owned automobile and reimbursement of reasonable expenses in operating such automobile. Additionally, the company pays the annual premium for a term life insurance policy with a $250,000 death benefit for Mr. House. Otherwise, the Named Executive Officers participate in our employee benefit plans and programs on the same terms and conditions as other employees. The benefits available generally include medical and dental insurance, disability insurance and life insurance. In addition, we sponsor a 401(k) plan in which all eligible employees, including the Named Executive Officers, may participate.

Clawback/Recoupment Policy

We believe that the incorporation of a “clawback” or recoupment policy in our executive compensation program contributes to creating and maintaining a culture that emphasizes integrity and accountability and reinforces the performance-based principles underlying our executive compensation program. For example, our 2020 Cash Incentive Program provides for recoupment of cash bonus payments in connection with certain events, including (i) achievement of financial results that are subsequently the subject of a restatement due to material noncompliance with any financial reporting requirement under either GAAP or the federal securities laws, other than as a result of changes to accounting rules and regulations, or (ii) a subsequent finding that the financial information or performance objectives used by the Compensation Committee to determine the amount of any cash bonus payments were materially inaccurate. Further, awards made under the Incentive Plan are subject to “clawback” (deduction or recovery) to the extent required by applicable laws, government regulations and stock exchange listing requirements.

Consideration of Prior Shareholder Advisory Vote on Executive Compensation

We provide our shareholders with the opportunity annually to vote to approve, on an advisory basis, the compensation of our Named Executive Officers (often referred to as a “say-on-pay” vote). Although the “say-on-pay” vote is advisory and non-binding, the Compensation Committee considers the outcome of the vote as part of its executive compensation planning process. At the 2019 Annual Meeting of Shareholders held on May 2, 2019, approximately 77% of the shares represented at the meeting in person or by proxy and entitled to vote on the “say-on-pay” proposal (excluding broker non-votes) were voted in favor of the compensation of the Company’s Named Executive Officers as disclosed in the proxy statement for that meeting. The Company’s Compensation Committee considered this high level of shareholder support when determining the compensation for 2020 and did take action in 2019, specifically, confirmed the Company’s target pay positioning of at or near the market 50th percentile, reviewed the compensation peer group to ensure appropriate size and business fit and refined the cash incentive plan for 2020 to reduce the number of performance metrics and increase line-of-sight for participants. The Compensation Committee concluded that the Company’s compensation program should continue to emphasize the objectives described herein.

COMPENSATION COMMITTEE REPORT

The Compensation Committee, composed of independent directors, reviewed and discussed the Executive Compensation section with the Company’s management. Based on the review and discussion, the Compensation Committee recommended to the Board that the Executive Compensation section be included in this Proxy Statement.

This report furnished by the Compensation Committee:

Donna D. Smith, Chairperson

Andrew C. Bearden, Jr.

Robert Stephen Briggs

Sheri S. Cook

John C. Gordon

J. Lee McPhearson

SUMMARY COMPENSATION TABLE

The following table sets forth, for the years ended December 31, 2019 and 2018, a summary of the compensation paid to or earned by the Named Executive Officers. Note that, as a “smaller reporting company” and pursuant to the rules of the SEC, the Company is providing compensation information for 2019 and 2018 for Mr. House, as the President and Chief Executive Officer of the Company and the Bank, and Mr. Elley and Mr. Mitchell, as the two most highly compensated executive officers of the Company other than Mr. House who were serving as executive officers at the end of 2019.

Name and Principal Position	Year	Salary ($)	Stock Awards ($)(1)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)(4)	Total ($)
James F. House(5)	2019	$345,000	—	$32,670	$143,778	$20,238	$541,686
President and Chief Executive Officer of the Company and the Bank	2018	$330,000	$58,000	$34,749	$176,833	$22,255	$621,837

Thomas S. Elley	2019	$233,810	—	$20,790	$64,960	$16,766	$336,326
Vice President, Treasurer, Assistant Secretary, Chief Financial Officer and Principal Accounting Officer of the Company and Senior Executive Vice President, Chief Financial Officer, Treasurer and Assistant Secretary of the Bank	2018	$222,000	—	$22,113	$95,461	$15,188	$354,762

William C. Mitchell(6)	2019	$227,027	—	$18,480	$77,755	$15,994	$339,256
Senior Executive Vice President, Consumer Lending	2018	$209,588	—	$17,901	$88,137	$14,921	$330,547

(1)	The amounts presented in this column represent the grant date fair value of shares of restricted common stock, computed in accordance with Accounting Standards Codification (“ASC”) Topic 718.
(2)	The amounts presented in this column represent the grant date fair value of options, computed in accordance with ASC Topic 718.
(3)	The amounts presented in this column represent cash paid under the 2019 or 2018 cash incentive program, as applicable.
(4)	The following table describes each component in the “All Other Compensation” column for 2019 and 2018.

Name	Year	401(k) Contributions		Life Insurance Premiums		AD&D Insurance Premiums		Automobile		Housing Allowance		Cell Phone Fees		Other*		Total
James F. House	2019 2018	$ $	11,200 11,000	$ $	5,120 5,379	$ $	64 96	$ $	1,635 1,574	$	— 2,125	$ $	1,170 1,170	$ $	1,049 911	$ $	20,238 22,255
Thomas S. Elley	2019 2018	$ $	11,200 11,000	$ $	786 786	$ $	96 96	$ $	3,514 2,136		— —	$ $	1,170 1,170		— —	$ $	16,766 15,188
William C. Mitchell	2019 2018	$ $	11,200 9,815	$ $	786 629	$ $	96 77	$ $	2,596 2,113		— —	$ $	1,170 2,124	$ $	146 163	$ $	15,994 14,921

*

For Mr. House, “Other” compensation for 2019 includes $820 in club dues and $229 for a radio subscription service fee, and for 2018 includes $462 in club dues and $449 for a radio subscription service fee. For Mr. Mitchell, this amount represents a radio subscription service fee paid in 2019 and 2018.

(5)

Mr. House’s employment agreement sets forth the terms of his employment, including his minimum compensation. See the discussion under “Employment Agreement with Mr. House” for additional information about Mr. House’s current employment agreement.

(6)	Prior to January 2020, Mr. Mitchell served as President and Chief Executive Officer of the Bank’s subsidiary, Acceptance Loan Company, Inc.

Outstanding Equity Awards at 2019 Fiscal Year-End

The following table sets forth information as of December 31, 2019, concerning outstanding equity awards previously granted to our Named Executive Officers:

	Option Awards
Name of Executive	Grant Date		Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date
James F. House	08/01/14	(1)	11,000	—	$8.10	07/31/24
	02/23/15	(2)	10,500	—	$8.23	02/23/25
	02/24/16	(3)	11,000	—	$8.30	02/24/26
	02/22/17	(4)	7,334	3,666	$14.11	02/22/27
	02/12/18	(5)	3,300	6,600	$11.71	02/12/28
	02/27/19	(6)	—	9,900	$10.01	02/27/29
Thomas S. Elley	08/01/14	(1)	4,250	—	$8.10	07/31/24
	02/23/15	(2)	5,900	—	$8.23	02/23/25
	02/24/16	(3)	6,100	—	$8.30	02/24/26
	02/22/17	(4)	4,666	2,334	$14.11	02/22/27
	02/12/18	(5)	2,100	4,200	$11.71	02/12/28
	02/27/19	(6)	—	6,300	$10.01	02/27/29
William C. Mitchell	08/01/14	(1)	7,500	—	$8.10	07/31/24
	02/23/15	(2)	6,500	—	$8.23	02/23/25
	02/24/16	(3)	6,800	—	$8.30	02/24/26
	02/22/17	(4)	4,666	2,334	$14.11	02/22/27
	02/12/18	(5)	1,700	3,400	$11.71	02/12/28
	02/27/19	(6)	—	5,600	$10.01	02/27/29

(1)	Options granted in August 2014 vested immediately upon issuance.
(2)	Options granted in February 2015 vested on the first anniversary of the grant date.
(3)	Options granted in February 2016 vested in equal increments on the first three anniversaries of the grant date.
(4)	Options granted in February 2017 vest in equal increments on the first three anniversaries of the grant date.
(5)	Options granted in February 2018 vest in equal increments on the first three anniversaries of the grant date.
(6)	Options granted in February 2019 vest in equal increments on the first three anniversaries of the grant date.

Employment Agreement with Mr. House

On December 19, 2013, Mr. House entered into an Amended and Restated Executive Employment Agreement (the “2013 Employment Agreement”) with the Company and the Bank, which became effective on January 1, 2014, and replaced the employment agreement entered into by Mr. House with the Company and the Bank on November 7, 2011, when Mr. House first began serving as President and Chief Executive Officer of the Company and the Bank. A copy of the 2013 Employment Agreement was included as Exhibit 10.1 to the Company’s Current Report on Form 8-K, which was filed with the SEC on December 19, 2013.

The initial term of the 2013 Employment Agreement was three years, with an additional year added to the term on each anniversary of the effective date, unless one of the parties provides notice of its intention not to extend the term. The 2013 Employment Agreement provides that Mr. House will be paid and eligible for the following compensation, among other employee benefits: an annual base salary of $313,384, subject to increase by the Board (which annual base salary was first increased by the Board at its November 2015 meeting); term life insurance coverage in the amount of $250,000; the use of a Company-owned automobile and reimbursement of reasonable expenses in operating such automobile; temporary housing in Thomasville, Alabama; and reimbursement of ordinary and reasonable expenses incurred in the performance of his duties as Chief Executive Officer and President of the Company and the Bank. In addition, for each year of the term of the 2013 Employment Agreement, Mr. House will be eligible to receive an annual long-term incentive award under the Incentive Plan of up to 5,000 shares of the Company’s common stock, options to purchase up to 10,000 shares of the Company’s common stock, or some combination of the foregoing. The agreement also contains non-compete and confidentiality restrictions. Specifically, Mr. House is prohibited from competing with the Company or the Bank for two (2) years following the termination of his employment and from disclosing confidential and proprietary information for a period of three (3) years after the termination of his employment.

Under the terms of the 2013 Employment Agreement, Mr. House is entitled to certain payments and benefits if his employment terminates due to his retirement, death or involuntary termination, or if his termination is related to a change in control of the Company or the Bank. In the event that Mr. House’s employment terminates due to his death or disability, or Mr. House terminates his employment for any reason other than “good reason,” he is entitled to any accrued and unpaid base salary earned through the date of termination and all vested amounts payable and vested benefits accrued under any otherwise applicable plan, policy, program or practice in which Mr. House was a participant. If Mr. House is involuntarily terminated without “cause” or Mr. House terminates his employment for “good reason,” he is entitled to (i) a lump sum cash payment within thirty (30) days following his termination in an amount equal to the greater of either one (1) times his base salary then in effect or the amount of the base salary that otherwise would have been payable to Mr. House for the remainder of the term and (ii) reimbursement for any premiums paid by Mr. House for COBRA health continuation coverage, subject to limitations in the agreement. In the event of a change in control, Mr. House is not entitled to any payment unless he is terminated or he terminates his employment within six (6) months following the change in control. If Mr. House is terminated without “cause” or if he terminates his employment for “good reason” during the six (6) months following a change in control, he is entitled to a lump sum cash payment within thirty (30) days following his termination in an amount equal to two hundred ninety-nine percent (299%) of his “base amount,” as defined in Section 280G(b)(3)(A) of the Internal Revenue Code of 1986, as amended, subject to all applicable withholdings.

Internal Revenue Code Section 409A imposes significant taxes on an executive officer in the event that he receives deferred compensation that does not satisfy certain statutory and regulatory requirements in accordance with Internal Revenue Code Section 409A. However, it is the intent of the Company and the Bank that the amounts payable to Mr. House under the employment agreement comply with or are exempt from Section  409A.

Potential Payments Upon Termination or Change in Control

Mr. House’s 2013 Employment Agreement contains severance provisions pursuant to which Mr. House is entitled to certain payments or benefits in the event that his employment is terminated without “cause” or for “good reason.” See the discussion under “Employment Agreement with Mr. House” for additional information about these potential payments.

In addition, on May 20, 2014, the Company entered into Change in Control Agreements with its executive officers (collectively, the “CIC Agreements”), including Mr. Elley and Mr. Mitchell. Each of the CIC Agreements provides for an eighteen-month period following a “change in control” (as defined in the CIC Agreements) during which the executive officer will be, upon experiencing a “qualifying termination of employment” (as defined in the CIC Agreements), entitled to a one-time lump sum payment by the Company in an amount equal to two hundred percent (200%) of the executive officer’s annual base salary in effect as of the date of termination, in addition to any rights and welfare benefits provided to the executive officer under any plans and programs upon termination of employment. Each of the CIC Agreements also provides that, during the employment period and for a period of two years following termination of employment, the executive officer will be bound by covenants not to compete and not to solicit customers or employees; provided, however, that the non-competition provisions of the CIC Agreements will only apply in the event that the executive officer is entitled to the one-time lump sum payment described above. The CIC Agreements with Mr. Elley and Mr. Mitchell are filed as Exhibits 10.1 and 10.2, respectively, to the Company’s Current Report on Form 8-K filed with the SEC on May 23, 2014.

Pursuant to the Restricted Stock Award Agreement, if an officer’s Continuous Service (as defined in the Incentive Plan) terminates due to death, disability or retirement, 100% of the unvested restricted stock shall vest as of the date of such termination. If the Continuous Service terminates for any reason other than death, disability or retirement, any unvested restricted stock shall be automatically forfeited upon such termination. Pursuant to the Incentive Plan, in the event of a Change in Control (as defined in the Incentive Plan) the Restricted Period (as defined in the Incentive Plan) shall expire immediately with respect to 100% of the shares of restricted stock, subject to the discretion of the Compensation Committee.

Pursuant to the Nonqualified Stock Option Agreement (“Option Agreement”) between FUSB and a recipient of an option, in the case of termination due to disability, any unvested portion of the option shall become fully vested on the date of termination and the officer (or, in certain circumstances, his personal representative) may exercise the vested option at any time prior to the Expiration Date (as defined in the Option Agreement). In the case of termination due to death, any unvested portion of the option shall become fully vested on the date of death, and the vested option may be exercised by the officer’s estate, by a person who acquired the right to exercise the option by bequest or inheritance, or by a person designated pursuant to the Option Agreement at any time prior to the Expiration Date. In the case of termination due to retirement, any unvested portion of the option shall become fully vested on the date of retirement (as defined in the Option Agreement), and the officer may exercise the vested option at any time prior to the Expiration Date. In the case of termination other than for disability, death or retirement, the officer may exercise the vested portion of the option, but only within such period of time ending on the earlier of (a) the date three months following the termination of the officer’s continuous service or (b) the Expiration Date; provided, however, that in the case of termination for Cause (as defined in the Incentive Plan), the option (whether vested or unvested) shall immediately terminate and cease to be exercisable. In the case of a Change in Control, the option shall become immediately vested and exercisable with respect to 100% of the shares subject to the option, subject to the discretion of the Compensation Committee.

DIRECTOR COMPENSATION

In establishing director compensation, the Company considers the significant amount of time that directors expend in fulfilling their duties to the Company and the skill level required by the Company of members of the Board, as well as the importance of attracting and retaining qualified candidates to serve on the Board.

Fees

Compensation for the non-employee directors of the Company is $600 per month for service as directors and $500 per board meeting attended. The Chairperson of the Board receives an additional $750 per month. Non-employee committee members receive $250 per committee meeting attended, and the Chairpersons of the Audit Committee, the Compensation Committee and the Executive, Nominating and Corporate Governance Committee each receive an additional $150 per committee meeting attended. Non-employee directors are also compensated for attending training meetings, or similar meetings, at the same level as for committee meetings and are reimbursed for reasonable travel expenses incurred in the performance of their duties.

All of the directors of the Company also serve as the directors of the Bank, and the non-employee directors receive $400 per month for this service to the Bank. Non-employee directors who serve on committees of the Bank’s board of directors or on the board of directors of the Bank’s subsidiary, Acceptance Loan Company (“ALC”), receive $250 per meeting attended, in each case with the exception of the Chairperson, who receives an additional $150 per meeting attended. The non-employee members of the Board of Directors of ALC include Bruce N. Wilson, Chairperson, Andrew C. Bearden, Jr., Robert Stephen Briggs, William G. Harrison and Howard M. Whitted. The non-employee directors of the Bank’s subsidiary, FUSB Reinsurance, Inc., receive $250 per meeting attended. The non-employee members of the Board of Directors of FUSB Reinsurance, Inc. are Robert Stephen Briggs, Chairperson, William G. Harrison, Jack W. Meigs and Aubrey S. Miller.

Equity Compensation

Our directors are eligible to participate in the Incentive Plan, under which they may receive grants of nonqualified stock options, stock appreciation rights, restricted stock, restricted stock units and other types of equity awards designed to align the interests of the directors with those of the Company’s shareholders. On February 27, 2019, we awarded a total of 5,520 shares of restricted common stock to our directors. The shares vested in full on the first anniversary of the grant date and therefore are no longer restricted. During the restricted period, the directors were entitled to vote and receive dividends with respect to their shares of common stock but could not transfer the shares, outside of certain narrow exceptions. The value of the grant of restricted common stock to each director is set forth in the “2019 Director Compensation Table” below.

Stock Ownership Guidelines for Non-Employee Directors

We believe that it is important for our directors to have a financial stake in the Company, and we have adopted formal stock ownership guidelines for non-employee directors. Under the ownership guidelines, which are set forth in our corporate governance standards and guidelines, the Board has specified a requirement that non-employee directors must own at least 400 shares of the Company’s common stock. The guidelines further direct that each non-employee director should develop a meaningful ownership position in the Company over time. During 2019, all of our non-employee directors were in compliance with the ownership guidelines. Additional information regarding the beneficial stock ownership of our non-employee directors can be found in the “Security Ownership of Certain Beneficial Owners and Management” table contained herein.

Director Retirement Agreements

In order to encourage the members of the Board to continue to serve as directors of the Company, we have entered into director retirement agreements with each of our non-employee directors who joined the Board prior to 2013. The director retirement agreements are nonqualified deferred compensation arrangements that are designed to motivate the directors to serve on the Board until their retirement.

We initially entered into the director retirement agreements in 2002 with each member of the Board at that time, including current directors Gordon, Harrison, Meigs, Whitted and Wilson. In their original form, these agreements promised each director a benefit to be paid annually for ten years, generally beginning on the later of the date on which the director reached age 70 or the date on which the director terminated service as a director. The amount of the benefit was initially set at $12,000 in September 2002 and was scheduled to increase by 3% each year until the director reached age 70 or his or her service as a director was terminated. The benefit was to be reduced if the director retired from the Board before age 70 or terminated service as a director due to a disability before age 70.

The director retirement agreements provide a change in control benefit. We believe that the interests of the Company’s shareholders will be best served if the interests of our directors are aligned with the shareholders’ interests. Therefore, the director retirement agreements provide that, if a director is terminated following a change in control of the Company or a change in control of the Bank, we will pay the director annually for ten years, beginning at age 70, an amount equal to the maximum benefit that he or she would have been entitled to receive had the director terminated service as a director at age 70.

The director retirement agreements are subject to Internal Revenue Code Section 409A. On November 20, 2008, the Company and the Bank entered into amendments to the director retirement agreements for each director at the time, the purpose of which was to ensure that the terms of the director retirement agreements comply with Internal Revenue Code Section 409A so that the directors would avoid potential negative tax consequences. The amendments to the director retirement agreements did not materially change the scope or amount of benefits to which the directors are entitled but may affect the time and form of payment of such benefits. The director retirement agreements entered into by directors joining the Board subsequent to the November 2008 amendments (current directors Bearden and McPhearson) comply with Section 409A.

On January 25, 2017, the agreements with current directors Gordon, Harrison, Meigs, Whitted and Wilson were again amended to reflect the increase in the mandatory retirement age for Board members from age 70 to age 75. Specifically, the 2017 amendment clarified that the annual increases in the amount of the annual benefit payable pursuant to the agreement will terminate at the end of the plan year (commencing on September 1 and ending on August 31) immediately preceding the date of the first meeting of shareholders of the Company at which directors are elected, following the date on which the director reaches the mandatory retirement age set forth in the Company’s Bylaws. No amendments were required to the agreements with current directors Bearden and McPhearson to reflect this clarification.

Deferral Plan

Non-employee directors may elect to defer payment of all or any portion of their fees earned as directors under the First US Bancshares, Inc. Non-Employee Directors’ Deferred Compensation Plan (the “Deferral Plan”). The Deferral Plan, which was ratified at the Annual Meeting of the Company’s shareholders held on May 11, 2004, permits non-employee directors to invest their directors’ fees and to receive the adjusted value of the deferred amounts in cash and/or shares of the Company’s common stock. If the deferred amounts are invested in share units, the return is determined as if such funds had been invested in the Company’s common stock, and, if the deferred amounts are invested in cash, the return is calculated at an interest rate equal to the 30-Day London Interbank Offered Rate (LIBOR) plus 75 basis points. Deferred amounts generally are distributed to a director at the termination of such individual’s service as a director of the Company, either in a lump sum payment or in annual installment payments. During 2019, six of our thirteen current non-employee directors deferred some or all of their directors’ fees under the Deferral Plan.

2019 Director Compensation Table

The following table provides information regarding compensation earned by or paid to the Company’s non-employee directors in 2019.

Name(1)	Fees Earned or Paid in Cash ($)(2)	Stock Awards ($)(3)	Option Awards ($)(4)	Nonqualified Deferred Compensation ($)(5)	All Other Compensation ($)(6)	Total ($)
Andrew C. Bearden, Jr.	$37,650	$4,204	—	$3,340	$1,269	$46,463
Robert Stephen Briggs	$28,200	$6,006	—	—	$144	$34,350
Sheri S. Cook	$23,600	$6,006	—	—	—	$29,606
John C. Gordon	$28,200	$3,003	—	$7,169	$462	$38,834
David P. Hale	$22,000	$6,006	—	—	$673	$28,679
William G. Harrison	$23,750	$3,003	—	$3,994	—	$30,747
J. Lee McPhearson	$26,850	$3,003	—	$11,185	$1,918	$42,956
Jack W. Meigs	$23,250	$3,003	—	$7,029	$837	$34,119
Aubrey S. Miller	$23,000	$6,006	—	—	$66	$29,072
Donna D. Smith	$30,150	$6,006	—	—	—	$36,156
Howard M. Whitted	$26,250	$3,003	—	$3,994	$4,140	$37,387
Bruce N. Wilson	$29,550	$3,003	—	$10,575	$1,395	$44,523

(1)

Although Mr. House serves on the Board in addition to his service as President and Chief Executive Officer of the Company and the Bank, he currently receives no additional fees for his service on the Board; therefore, no additional information with respect to Mr. House is presented in this table.

(2)

During 2019, all of our non-employee directors deferred all or a portion of their director fees pursuant to the Deferral Plan, except for Messrs. Briggs, Harrison, McPhearson, Meigs and Miller and Ms. Smith.

(3)

The amounts presented in this column represent the fair value of the shares of restricted common stock granted to the directors on the date of grant in accordance with ASC Topic 718. As of December 31, 2019, the aggregate number of unvested shares of restricted stock for each director was as follows: (i) for Mr. Bearden, 420 shares; (ii) for Mr. Briggs, 600 shares; (iii) for Ms. Cook, 600 shares; (iv) for Mr. Gordon, 300 shares; (v) for Mr. Hale, 600 shares; (vi) for Mr. Harrison, 300 shares; (vii) for Mr. McPhearson, 300 shares; (viii) for Mr. Meigs, 300 shares; (ix) for Mr. Miller, 600 shares; (x) for Ms. Smith, 600 shares; (xi) for Mr. Whitted, 300 shares; and (xii) for Mr. Wilson, 300 shares.

(4)

As of December 31, 2019, the aggregate number of outstanding, unexercised options for each director was as follows: (i) for Mr. Bearden, 6,300 options; (ii) for Mr. Briggs, 6,000 options; (iii) for Ms. Cook, 6,000 options; (iv) for Mr. Gordon, 4,500 options; (v) for Mr. Hale, 0 options; (vi) for Mr. Harrison, 4,500 options; (vii) for Mr. McPhearson, 4,500 options; (viii) for Mr. Meigs, 4,500 options; (ix) for Mr. Miller, 6,000 options; (x) for Ms. Smith, 6,000 options; (xi) for Mr. Whitted, 4,500 options; and (xii) for Mr. Wilson, 4,500. No new options were granted to any of our directors during 2018 or 2019.

(5)	This column represents the change in the present value of a director’s accumulated benefit under his or her director retirement agreement in 2019.
(6)

This column reflects reimbursements for mileage and related expenses paid to certain non-employee directors. Non-employee directors who must travel outside their county of residence to attend any Board or committee meeting are reimbursed for mileage. Non-employee directors attending a training meeting, or similar meeting, are compensated at the same level as for attendance at committee meetings.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The Compensation Committee consists of Donna D. Smith, Chairperson, Andrew C. Bearden, Jr., Robert Stephen Briggs, Sheri S. Cook, John C. Gordon and J. Lee McPhearson. Pursuant to the Compensation Committee’s charter, Mr. House, Chief Executive Officer and President of the Company, is permitted to be present at meetings during which executive compensation other than for himself is under review and consideration. No member of the Compensation Committee nor director during 2019 was an executive officer of another company with a board of directors that has a comparable committee on which one of our executive officers serves on either the board of directors or the comparable compensation committee. No member of our Compensation Committee during 2019 had any relationships requiring disclosure under Item 404 of Regulation S-K.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

As of March 13, 2020, no person was known to management to be the beneficial owner of more than 5% of the Company’s outstanding common stock. The following table sets forth the number and percentage of outstanding shares of the Company’s common stock beneficially owned as of March 13, 2020, by (i) the Named Executive Officers; (ii) each director and director nominee of the Company and (iii) all current executive officers and directors of the Company as a group.

NAME OF BENEFICIAL OWNER	AMOUNT AND NATURE OF BENEFICIAL OWNERSHIP(1)	PERCENT OF CLASS
Andrew C. Bearden, Jr.(2)	21,149	*
Robert Stephen Briggs(3)	38,200	*
Sheri S. Cook(4)	11,050	*
Thomas S. Elley(5)	37,100	*
John C. Gordon(6)	177,016	2.9%
David P. Hale(7)	12,651	*
William G. Harrison(8)	62,964	1.0%
James F. House(9)	106,102	1.7%
J. Lee McPhearson(10)	26,423	*
Jack W. Meigs(11)	10,103	*
Aubrey S. Miller(12)	8,867	*
William C. Mitchell(13)	45,073	*
Donna D. Smith(14)	10,867	*
Howard M. Whitted(15)	32,701	*
Bruce N. Wilson(16)	18,936	*

All current directors and executive officers as a group (17 persons)	702,014	11.4%

*	Represents less than 1% of the outstanding shares.
(1)

Unless otherwise indicated, the named person has sole voting and sole investment power for the shares indicated. “Percent of class” is based on (i) 6,143,286 shares of the Company’s common stock outstanding, (ii) 75,461 shares of common stock equivalents held in the Deferral Plan that may be acquired by certain directors within 60 days and (iii) 214,167 shares of common stock that may be acquired by certain directors and executive officers within 60 days pursuant to the exercise of vested stock options. For each individual included in the table above, “Percent of Class” is calculated by dividing the number of shares beneficially owned by such person by the sum of (i) 6,143,286 shares of common stock outstanding and (ii) the number of additional shares of common stock that such person has the right to acquire within 60 days, if any. For “All current directors and executive officers as a group,” “Percent of Class” is calculated by dividing the total number of shares beneficially owned by all 17 persons by the sum of (i) the total number of shares outstanding and (ii) the total number of shares that the members of the group have the right to acquire within 60 days. The percentages in this table have been rounded to the nearest tenth. The Company currently has 10,000,000 shares of common stock, par value $0.01 per share, authorized for issuance.

(2)

Includes (i) 4,214 shares of common stock equivalents held pursuant to the Deferral Plan, with respect to which Mr. Bearden may acquire beneficial ownership within 60 days, (ii) 6,300 shares of common stock underlying options that are exercisable within 60 days, (iii) 300 shares of unvested restricted common stock with respect to which Mr. Bearden has voting rights and (iv) 528 shares owned by Mr. Bearden’s spouse, with respect to which Mr. Bearden disclaims beneficial ownership.

(3)

Includes (i) 7,363 shares of common stock equivalents held pursuant to the Deferral Plan, with respect to which Mr. Briggs may acquire beneficial ownership within 60 days, (ii) 6,000 shares of common stock underlying options that are exercisable within 60 days, (iii) 720 shares of unvested restricted common stock with respect to which Mr. Briggs has voting rights and (iv) 2,500 shares held in the individual retirement account of Mr. Brigg’s spouse.
(4)

Includes (i) 2,183 shares of common stock equivalents held pursuant to the Deferral Plan, with respect to which Ms. Cook may acquire beneficial ownership within 60 days, (ii) 6,000 shares of common stock underlying options that are exercisable within 60 days and (iii) 600 shares of unvested restricted common stock with respect to which Ms. Cook has voting rights.

(5)	Includes 29,550 shares of common stock underlying options that are exercisable within 60 days.
(6)

Includes (i) 10,560 shares held jointly with Mr. Gordon’s spouse, (ii) 15,670 shares of common stock equivalents held pursuant to the Deferral Plan, with respect to which Mr. Gordon may acquire beneficial ownership within 60 days, (iii) 4,500 shares of common stock underlying options that are exercisable within 60 days and (iv) 300 shares of unvested restricted common stock with respect to which Mr. Gordon has voting rights.

(7)

Includes (i) 4,051 shares of common stock equivalents held pursuant to the Deferral Plan, with respect to which Dr. Hale may acquire beneficial ownership within 60 days, (ii) 600 shares of unvested restricted common stock with respect to which Dr. Hale has voting rights and (iii) 6,800 shares that are held in a margin account.

(8)

Includes (i) 264 shares held jointly with Mr. Harrison’s spouse, (ii) 1,145 shares of common stock equivalents held pursuant to the Deferral Plan, with respect to which Mr. Harrison may acquire beneficial ownership within 60 days, (iii) 4,500 shares of common stock underlying options that are exercisable within 60 days and (iv) 300 shares of unvested restricted common stock with respect to which Mr. Harrison has voting rights.

(9)	Includes (i) 19,200 shares held in the 401(k) Plan and (ii) 53,400 shares of common stock underlying options that are exercisable within 60 days.
(10)

Includes (i) 11,205 shares of common stock equivalents held pursuant to the Deferral Plan, with respect to which Mr. McPhearson may acquire beneficial ownership within 60 days, (ii) 4,500 shares of common stock underlying options that are exercisable within 60 days, (iii) 300 shares of unvested restricted common stock with respect to which Mr. McPhearson has voting rights and (iv) 3,000 shares owned by Mr. McPhearson’s spouse, with respect to which Mr. McPhearson disclaims beneficial ownership.

(11)

Includes (i) 1,107 shares of common stock equivalents held pursuant to the Deferral Plan, with respect to which Mr. Meigs may acquire beneficial ownership within 60 days, (ii) 4,500 shares of common stock underlying options that are exercisable within 60 days, (iii) 300 shares of unvested restricted common stock with respect to which Mr. Meigs has voting rights, (iv) 2,413 shares held jointly with Mr. Meigs’ spouse and (v) 325 shares owned by each of Mr. Meigs’ two sons, with respect to which Mr. Meigs disclaims beneficial ownership of all 650 shares.

(12)

Includes (i) 6,000 shares of common stock underlying options that are exercisable within 60 days and (ii) 600 shares of unvested restricted common stock with respect to which Mr. Miller has voting rights.

(13)	Includes (i) 10,206 shares held in the 401(k) Plan and (ii) 33,067 shares of common stock underlying options that are exercisable within 60 days.
(14)

Includes (i) 6,000 shares of common stock underlying options that are exercisable within 60 days and (ii) 600 shares of unvested restricted common stock with respect to which Ms. Smith has voting rights.

(15)

Includes (i) 25,368 shares of common stock equivalents held pursuant to the Deferral Plan, with respect to which Mr. Whitted may acquire beneficial ownership within 60 days, (ii) 4,500 shares of common stock underlying options that are exercisable within 60 days and (iii) 300 shares of unvested restricted common stock with respect to which Mr. Whitted has voting rights.

(16)

Includes (i) 3,155 shares of common stock equivalents held pursuant to the Deferral Plan, with respect to which Mr. Wilson may acquire beneficial ownership within 60 days, (ii) 4,500 shares of common stock underlying options that are exercisable within 60 days, (iii) 300 shares of unvested restricted common stock with respect to which Mr. Wilson has voting rights and (iv) 100 shares held by Mr. Wilson’s son, with respect to which Mr. Wilson disclaims beneficial ownership.

AUDIT COMMITTEE REPORT

The Audit Committee of the Board is composed of six directors who are independent directors as defined under the applicable Nasdaq listing rules and the SEC rules currently in effect.

The Audit Committee hereby submits the following report:

•	We have reviewed and discussed with management the Company’s audited consolidated financial statements as of and for the year ended December 31, 2019.

•

We have discussed with the independent auditors, Carr, Riggs & Ingram, LLC, the matters required to be discussed with the independent auditors by applicable requirements of the Public Company Accounting Oversight Board (PCAOB) and the SEC.

•

We have received the written disclosures and the letter from the independent auditors, Carr, Riggs & Ingram, LLC, required by applicable requirements of the PCAOB regarding Carr, Riggs & Ingram, LLC’s communications with the Audit Committee concerning independence and have discussed with Carr, Riggs & Ingram, LLC its independence. We concluded that the provision of non-financial audit services was compatible with Carr, Riggs & Ingram, LLC’s independence in performing financial audit services.

Based on the review and discussions referred to above, we recommended to the Board that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019.

It should be noted that management is responsible for the Company’s financial reporting process, including its system of internal controls, and the preparation of consolidated financial statements in accordance with accounting principles generally accepted in the United States of America. The Company’s independent registered public accounting firm is responsible for auditing those consolidated financial statements. Our responsibility is to monitor and review this process. It is not our duty or our responsibility to conduct auditing or accounting reviews or procedures.

This report furnished by the Audit Committee:

Andrew C. Bearden, Jr., Chairperson

Robert Stephen Briggs

David P. Hale

William G. Harrison

Jack W. Meigs

Donna D. Smith

PROPOSAL 2

RATIFICATION OF APPOINTMENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

At the direction of the Audit Committee, the ratification of the appointment of Carr, Riggs & Ingram, LLC (“Carr, Riggs & Ingram”) as the Company’s independent registered public accountants for the year ending December 31, 2020, is being presented to the shareholders for approval at the Annual Meeting. Although ratification is not required by our Bylaws or otherwise, the Board is submitting the selection of Carr, Riggs & Ingram to our shareholders for ratification as a matter of good corporate governance. If the selection is not ratified, the Audit Committee will consider whether it is appropriate to select another independent registered public accounting firm. Even if the selection is ratified, the Audit Committee in its discretion may select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and our shareholders.

General

The Audit Committee has approved the engagement of Carr, Riggs & Ingram as the Company’s independent registered public accountants for the year ending December 31, 2020. Carr, Riggs & Ingram has served as the Company’s principal accountants since August 7, 2008.

The Audit Committee reviews our independent registered public accountants’ performance and independence. In connection with the Audit Committee’s selection of Carr, Riggs & Ingram as our independent registered public accountants for 2020, the Audit Committee considered and discussed, among other factors:

•	Carr, Riggs & Ingram’s current and historical performance on the Company’s audit including the extent, timeliness and quality of communications with the Audit Committee and the Company’s management;

•	recent reports of the PCAOB’s inspections of Carr, Riggs & Ingram;

•

Carr, Riggs & Ingram’s tenure as our independent registered public accountants and its familiarity with our operations, accounting policies and practices, and internal control over financial reporting;

•	the Audit Committee’s perception of, and Carr, Riggs & Ingram’s statements regarding, the firm’s independence;

•	Carr, Riggs & Ingram’s expertise in the banking industry and the Audit Committee’s perception of its capability in handling issues related specifically to financial institutions;

•	the knowledge and experience of the lead audit partner and other key members assigned to our audit service team;

•	the appropriateness of Carr, Riggs & Ingram’s fees and the reasonableness of the cost of the audit services; and

•	consideration of the time and expense that would be incurred by management in order to onboard a new firm.

Carr, Riggs & Ingram’s partners who are assigned as “lead audit partners” for its audits of public companies are subject to a mandatory rotation policy, and a partner in the firm may not serve as lead audit partner for the firm’s audit of our financial statements for more than five consecutive years. The Audit Committee does not approve or disapprove the accounting firm’s assignment of a particular partner as lead audit partner, or its assignment of other members of the firm to its audit team, for audits of our financial statements. However, in connection with the Audit Committee’s selection of our independent registered public accountants each year, the Audit Committee meets with the proposed lead audit partner, considers the partner’s experience and performance on previous audits and any experience of the Audit Committee with the partner, and seeks and considers the views of our executive management. The Audit Committee then communicates its views regarding that partner to management of the accounting firm.

Based on its evaluation, the Audit Committee believes that Carr, Riggs & Ingram is independent and that it is in our and our shareholders’ best interests to retain Carr, Riggs & Ingram as our independent registered public accountants for 2020.

A representative from Carr, Riggs & Ingram is expected to be present at the Annual Meeting, will have the opportunity to make a statement if he or she desires to do so and is expected to be available to respond to appropriate questions.

Pre-Approval Policies and Procedures

The Audit Committee of the Board has adopted policies and procedures for the pre-approval of audit and permissible non-audit services performed by the independent registered public accountants. Pursuant to these policies and procedures, the Audit Committee generally is required to pre-approve the audit and permissible non-audit services performed by the independent registered public accountants in order to assure that the provision of such services does not impair the auditor’s independence. Unless a type of service to be provided by the independent registered public accountants has received general pre-approval, the service will require specific pre-approval by the Audit Committee. Any proposed services exceeding pre-approved cost levels will require specific pre-approval by the Audit Committee. On an annual basis, the Audit Committee may pre-approve specific services that are expected to be provided to the Company by the independent registered public accountants during the following twelve months.

Audit and Other Service Fees

The following table sets forth the aggregate fees billed to the Company for the audit and other services provided by Carr, Riggs & Ingram for 2019 and 2018.

	2019	2018
Audit Fees	$248,500	$248,500
Audit-Related Fees	$23,500	$41,086
Tax Fees	$2,650	$2,650
All Other Fees	—	—

Audit Fees

Audit fees were for professional services rendered relating to the audit of the Company’s annual consolidated financial statements and the review of financial statements included in the Company’s Forms 10-Q and Form 10-K. All of these services were pre-approved by the Audit Committee.

Audit-Related Fees

Audit-related fees were for professional services rendered that are reasonably related to the performance of the audit or review of the Company’s consolidated financial statements and are not reported under “Audit Fees.” These fees represent the aggregate fees billed for services relating to employee benefit plan audits. All of these services were pre-approved by the Audit Committee.

Tax Fees

Tax fees represent the fees billed for services relating to tax compliance, tax advice and tax planning. All of these services were pre-approved by the Audit Committee.

All Other Fees

There were no other fees paid to Carr, Riggs & Ingram for 2019 or 2018.

Vote Required; Board Recommendation

The affirmative vote of a majority of the shares represented at the Annual Meeting in person or by proxy and entitled to vote on this matter is needed to ratify the appointment of Carr, Riggs & Ingram as the Company’s independent registered public accountants for the year ending December 31, 2020. Unless instructed to the contrary, the shares represented by proxy will be voted FOR this proposal.

THE BOARD RECOMMENDS THAT YOU VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF CARR, RIGGS & INGRAM AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS FOR THE YEAR ENDING DECEMBER 31, 2020.

PROPOSAL 3

ADVISORY APPROVAL OF EXECUTIVE COMPENSATION

The Dodd-Frank Wall Street Reform and Consumer Protection Act, enacted in July 2010, requires that companies provide shareholders with the opportunity to vote to approve, on a non-binding, advisory basis, the compensation of their named executive officers in accordance with the compensation disclosure rules of the SEC. We intend to hold such an advisory vote on the compensation of our Named Executive Officers, commonly known as a “say-on-pay” vote, each year in connection with our annual meeting of shareholders until the next vote on the frequency of the “say-on-pay” vote or until the Board otherwise determines that a different frequency for this advisory vote is in the best interests of our shareholders. The next advisory vote on the frequency of “say-on-pay” votes will occur no later than 2023.

As described in detail under the heading “Executive Compensation,” we believe that the compensation of our executive officers should link rewards to business results and shareholders’ returns. We believe that our compensation program should attract, retain and motivate the executive officers necessary for our current and long-term success and should provide the executive officers with a stake in the future of the Company that corresponds to the stake of each of our shareholders.

The vote on this resolution is not intended to address any specific element of compensation; rather, the vote relates to the compensation of our Named Executive Officers, as described in this Proxy Statement in accordance with the compensation disclosure rules of the SEC. The vote is advisory, which means that the vote is not binding on the Company, the Board or the Compensation Committee of the Board. To the extent that there is any significant vote against our Named Executive Officer compensation as disclosed in this Proxy Statement, the Compensation Committee will evaluate whether any actions are necessary to address the concerns of shareholders.

The affirmative vote of a majority of the shares represented at the Annual Meeting in person or by proxy and entitled to vote on this matter is required for the adoption of this Proposal, the results of which will be non-binding and advisory in nature.

Accordingly, pursuant to Section 14A of the Securities Exchange Act of 1934, as amended, we ask our shareholders to vote on the following resolution at the Annual Meeting:

“RESOLVED, that the Company’s shareholders approve, on an advisory basis, the compensation of the Named Executive Officers, as disclosed in the Company’s Proxy Statement for the 2020 Annual Meeting of Shareholders pursuant to the compensation disclosure rules of the SEC, including the Executive Compensation section, the Summary Compensation Table and the other related tables and disclosure.”

THE BOARD RECOMMENDS THAT YOU VOTE FOR THE APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS, AS DISCLOSED IN THIS PROXY STATEMENT.

SHAREHOLDER PROPOSALS FOR 2021 ANNUAL MEETING

If any shareholder wishes to present a proposal to be included in the proxy materials for the Company’s 2021 Annual Meeting of Shareholders, the shareholder must comply with applicable securities regulations, including providing adequate notice to the Company. Such proposals must be received by the Company at the address noted below on or before November 26, 2020, in order to be considered for inclusion in the Company’s proxy materials relating to such meeting.

A shareholder must notify the Company before February 9, 2021, of a proposal for the 2021 Annual Meeting of Shareholders that the shareholder intends to present other than by inclusion in the Company’s proxy materials. If the Company does not receive such notice prior to February 9, 2021, then proxies solicited by the Board will be deemed to have conferred discretionary authority to vote upon any such matter.

Any proposal must be submitted in writing, by certified mail, return receipt requested, to:

Beverly J. Dozier, Corporate Secretary

First US Bancshares, Inc.

131 West Front Street

Post Office Box 249

Thomasville, Alabama 36784

OTHER MATTERS

We do not know of any matters to be presented for action at the Annual Meeting other than those set forth in the notice of the Annual Meeting and discussed in this Proxy Statement.

SEC rules permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements and notices with respect to two or more shareholders sharing the same address by delivering a single proxy statement or a single notice addressed to those shareholders. Each shareholder continues to receive a separate proxy card. This process, commonly referred to as “householding,” provides cost savings for companies. Some brokers household proxy materials, delivering a single proxy statement or notice to multiple shareholders sharing an address, unless contrary instructions have been received from the affected shareholders. Once you have received notice from your broker that they will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement or notice, please notify your broker.

The Company will furnish to shareholders without charge, upon written or oral request, a copy of the Company’s Annual Report on Form 10-K, including the accompanying financial statements and schedules, required to be filed with the Securities and Exchange Commission for the year ended December 31, 2019. Copies of the exhibits to the Form 10-K also will be available upon request. Requests should be made to:

Beverly J. Dozier, Corporate Secretary

First US Bancshares, Inc.

131 West Front Street

Post Office Box 249

Thomasville, Alabama 36784

Tel. (334) 636-5424

Please complete, sign and date the enclosed proxy card and send it promptly by mail in the envelope provided for this purpose, or vote your shares via the internet or by telephone using the instructions provided in this Proxy Statement and on your proxy card. The proxy may be revoked by voting in person at the Annual Meeting, by signing and delivering a later-dated proxy card, by giving written notice of revocation to the Secretary of the Company or by a later vote via the internet or by telephone at any time prior to the voting thereof.

01—Andrew C. Bearden, Jr. 04—John C. Gordon 07—James F. House 02—Robert Stephen Briggs 05—David P. Hale 08—J. Lee McPhearson 03—Sheri S. Cook 06—William G. Harrison 09—Jack W. Meigs For Withhold For Withhold For Withhold 1 U P X 10—Aubrey S. Miller 11—Donna D. Smith 12—Bruce N. Wilson Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. 037YFB + + Proposals — The Board of Directors recommends a vote FOR all of the nominees listed in Proposal 1 and FOR A Proposals 2 and 3. 2. The ratification of the appointment of Carr, Riggs & Ingram, LLC as independent registered public accountants for the year ending December 31, 2020. 3. The advisory approval of the Company’s executive compensation. 1. Election of Directors: The election of all of the nominees listed below to serve as directors until the 2021 Annual Meeting of Shareholders and until their successors are elected and qualified. For Against Abstain When shares are held by joint tenants, both should sign. Executors, administrators, trustees, etc. should give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer. If the signer is a partnership, limited liability company or other entity, please sign full entity name by authorized person. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. B Authorized Signatures — This section must be completed for your vote to be counted. Date and sign below. q IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.q Annual Meeting Proxy Card For Against Abstain 000004 MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6 ENDORSEMENT_LINE_ SACKPACK _ 1234 5678 9012 345 MMMMMMMMM MMMMMMMMMMMMMMM 4 5 0 2 6 1 MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND C 1234567890 J N T C123456789 MMMMMMMMMMMM M MMMMMMM 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext You may vote online or by phone instead of mailing this card. Save paper, time and money! Sign up for electronic delivery at www.investorvote.com/FUSB Phone Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada Votes submitted electronically must be received by 3:00 a.m., Central Time, on April 30, 2020. Your vote matters – here’s how to vote!

Small steps make an impact. Help the environment by consenting to receive electronic delivery, sign up at www.investorvote.com/FUSB ANNUAL MEETING OF SHAREHOLDERS — April 30, 2020 10:00 a.m. Central Time THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The undersigned hereby appoints Robert Stephen Briggs and James F. House, and each of them, as proxies for the undersigned, or such other persons as the Board of Directors of First US Bancshares, Inc. (the “Company”) may designate, with full power of substitution, to represent and act for and in the name and stead of the undersigned and to vote all of the shares of common stock of the Company that the undersigned is entitled to vote at the 2020 Annual Meeting of Shareholders of the Company to be held on April 30, 2020 and at any and all adjournments or postponements thereof. THIS PROXY WILL BE VOTED IN ACCORDANCE WITH INSTRUCTIONS GIVEN BY THE SHAREHOLDER. IF THIS PROXY IS RETURNED BUT NO INSTRUCTIONS ARE GIVEN FOR A PARTICULAR PROPOSAL, THIS PROXY WILL BE VOTED “FOR” EACH NOMINEE LISTED IN PROPOSAL 1 AND “FOR” PROPOSALS 2 AND 3. PLEASE PROVIDE YOUR INSTRUCTIONS TO VOTE BY INTERNET OR TELEPHONE, OR COMPLETE, DATE, SIGN AND MAIL THIS PROXY CARD PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE. REVOCABLE PROXY — FIRST US BANCSHARES, INC. q IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.q Change of Address — Please print new address below. Comments — Please print your comments below. C Non-Voting Items + + FIRST US BANCSHARES, INC. — ANNUAL MEETING APRIL 30, 2020 YOUR VOTE IS IMPORTANT! Annual Meeting materials are available online at: www.edocumentview.com/FUSB You can vote by proxy in one of three ways: 1. Via the Internet at www.investorvote.com/FUSB and follow the instructions. or 2. Call toll free 1-800-652-VOTE (8683) on a touch-tone telephone. or 3. Mark, date and sign your proxy card, and return it promptly in the enclosed postage-paid envelope. PLEASE SEE REVERSE SIDE FOR VOTING INSTRUCTIONS (Continued, and to be marked on the reverse side and dated and signed below)

01—Andrew C. Bearden, Jr. 04—John C. Gordon 07—James F. House 02—Robert Stephen Briggs 05—David P. Hale 08—J. Lee McPhearson 03—Sheri S. Cook 06—William G. Harrison 09—Jack W. Meigs For Withhold For Withhold For Withhold 1 U P X 10—Aubrey S. Miller 11—Donna D. Smith 12—Bruce N. Wilson Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. 037YGB + + Proposals — The Board of Directors recommends a vote FOR all of the nominees listed in Proposal 1 and FOR A Proposals 2 and 3. 1. Election of Directors: The election of all of the nominees listed below to serve as directors until the 2021 Annual Meeting of Shareholders and until their successors are elected and qualified. For Against Abstain When shares are held by joint tenants, both should sign. Executors, administrators, trustees, etc. should give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer. If the signer is a partnership, limited liability company or other entity, please sign full entity name by authorized person. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. B Authorized Signatures — This section must be completed for your vote to be counted. Date and sign below. q IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.q Annual Meeting Proxy Card For Against Abstain 2. The ratification of the appointment of Carr, Riggs & Ingram, LLC as independent registered public accountants for the year ending December 31, 2020. 3. The advisory approval of the Company’s executive compensation. MMMMMMMMM 4 5 0 2 6 1 MMMMMMMMMMMM M

ANNUAL MEETING OF SHAREHOLDERS — April 30, 2020 10:00 a.m. Central Time THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The undersigned hereby appoints Robert Stephen Briggs and James F. House, and each of them, as proxies for the undersigned, or such other persons as the Board of Directors of First US Bancshares, Inc. (the “Company”) may designate, with full power of substitution, to represent and act for and in the name and stead of the undersigned and to vote all of the shares of common stock of the Company that the undersigned is entitled to vote at the 2020 Annual Meeting of Shareholders of the Company to be held on April 30, 2020 and at any and all adjournments or postponements thereof. THIS PROXY WILL BE VOTED IN ACCORDANCE WITH INSTRUCTIONS GIVEN BY THE SHAREHOLDER. IF THIS PROXY IS RETURNED BUT NO INSTRUCTIONS ARE GIVEN FOR A PARTICULAR PROPOSAL, THIS PROXY WILL BE VOTED “FOR” EACH NOMINEE LISTED IN PROPOSAL 1 AND “FOR” PROPOSALS 2 AND 3. PLEASE PROVIDE THIS PROXY CARD PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE. REVOCABLE PROXY — FIRST US BANCSHARES, INC. q IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.q FIRST US BANCSHARES, INC. — ANNUAL MEETING APRIL 30, 2020 YOUR VOTE IS IMPORTANT! Annual Meeting materials are available online at: www.edocumentview.com/FUSB PLEASE SEE REVERSE SIDE FOR VOTING INSTRUCTIONS (Continued, and to be marked on the reverse side and dated and signed below)

VOTE BY INTERNET—www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 10:59 p.m. Central Time on April 27, 2020 for shares held in a Plan. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE—1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions. Vote by 10:59 p.m. Central Time on April 27, 2020 for shares held in a Plan. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. FIRST US BANCSHARES, INC. 3291 U.S. HIGHWAY 280 BIRMINGHAM, AL 35243 E91814-P35038 FIRST US BANCSHARES, INC. The Board of Directors recommends a vote FOR all of the nominees listed in Proposal 1 and FOR Proposals 2 and 3. 1. Election of Directors: The election of all of the nominees listed below to serve as directors until the 2021 Annual Meeting of Shareholders and until their successors are elected and qualified. Withhold For Nominees: ! ! 1a. Andrew C. Bearden, Jr. For Withhold ! ! ! ! 1b. Robert Stephen Briggs 1k. Donna D. Smith ! ! ! ! 1c. Sheri S. Cook 1l. Bruce N. Wilson ! ! 1d. John C. Gordon For Against Abstain ! ! ! ! ! 2. The ratification of the appointment of Carr, Riggs & Ingram, LLC as independent registered public accountants for the year ending December 31, 2020. 1e. David P. Hale ! ! 1f. William G. Harrison ! ! ! ! ! 1g. James F. House 3. The advisory approval of the Company’s executive compensation. ! ! 1h. J. Lee McPhearson ! ! 1i. Jack W. Meigs ! ! 1j. Aubrey S. Miller When shares are held by joint tenants, both should sign. Executors, administrators, trustees, etc. should give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer. If the signer is a partnership, limited liability company or other entity, please sign full entity name by authorized person.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:The combined document is available at www.proxyvote.com. ï± ï± IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. E91815-P35038 ANNUAL MEETING OF SHAREHOLDERS—APRIL 30, 2020 10:00 A.M. CENTRAL TIME THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The undersigned hereby appoints Robert Stephen Briggs and James F. House, and each of them, as proxies for the undersigned, or such other persons as the Board of Directors of First US Bancshares, Inc. (the “Company”) may designate, with full power of substitution, to represent and act for and in the name and stead of the undersigned and to vote all of the shares of common stock of the Company that the undersigned is entitled to vote at the 2020 Annual Meeting of Shareholders of the Company to be held on April 30, 2020 and at any and all adjournments or postponements thereof. THIS PROXY WILL BE VOTED IN ACCORDANCE WITH INSTRUCTIONS GIVEN BY THE SHAREHOLDER. IF THIS PROXY IS RETURNED BUT NO INSTRUCTIONS ARE GIVEN FOR A PARTICULAR PROPOSAL, THIS PROXY WILL BE VOTED “FOR” EACH NOMINEE LISTED IN PROPOSAL 1 AND “FOR” PROPOSALS 2 AND 3. PLEASE PROVIDE YOUR INSTRUCTIONS TO VOTE BY INTERNET OR TELEPHONE, OR COMPLETE, DATE, SIGN AND MAIL THIS PROXY CARD PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE. REVOCABLE PROXY—FIRST US BANCSHARES, INC.

BROADRIDGE FINANCIAL SOLUTIONS, INC. BROADRIDGE CORPORATE ISSUER SOLUTIONS PO BOX 1342T., SUITE 1300 BRENTWOOD, NY 11717 VOTING INSTRUCTIONS NN As the record holder for your shares, we will vote your shares based on your instructions. Please provide us with your voting instructions before the meeting. If you do not provide us with your voting instructions, we may vote your shares at our discretion on those proposals we are permitted to vote on by New York Stock Exchange rules. If you sign and return this form, we will vote any unmarked items based on the board’s recommendations. If your securities are held by a bank, your securities cannot be voted without your specific instructions. .0, N I I FIRST US BANCSHARES INC THIS IS A VOTING INSTRUCTION FORM. You are receiving this voting instruction form because you hold shares in the above Security. You have the right to vote on proposals being presented at the upcoming Annual Meeting to be held on 04/30/20 at 10:00 A.M. CDT Make your vote count. Vote must be received by 04/29/2020 to be counted 11472 0797 1023 31311 m D 181 • Visit Call Return this form Vote in person www.ProxyVote.com 1-800-454-8683 in the enclosed the day of the postage-paid meeting. envelope. Voting on www.ProxyVote.com is easy and fast! Go to www.ProxyVote.com, enter the control number above and vote! X PAGE 1 OF 2 E91817-P34305 THIS VOTING INSTRUCTION FORM IS VALID ONLY WHEN SIGNED AND DATED. PLEASE USE BLUE OR BLACK INK AND RETURN ONLY THE BOTTOM PORTION. FIRST US BANCSHARES INC The Board recommends you vote FOR the following proposal (s): 1 through 3 1. Election of Directors: The election of all of the nominees listed bel ow to serve as directors until the 2021 Annual Meeting of Shareholders and until their successors are elected and qualified. Nominees: 1 a. Andrew C. Bearden, Jr. 1 b. Robert Stephen Briggs 1c. Sheri S. Cook 1 d. John C. Gordon 1e. David P. Hale 1f. William G. Harrison 1g. James F. House 1h. J. Lee McPhearson 1i. Jack W. Meigs 1j. Aubrey S. Miller 1k. Donna D. Smith 11. Bruce N. Wilson HOUSEHOLDING ELECTION- Please indicate if you consent to receive certain future investor communications in a single package per household. Signature [PLEASE SIGN WITHIN BOX] Date I For 0 0 0 0 0 0 0 0 0 0 0 0 Y€5 No 0 0 Withhold 0 0 0 0 0 0 0 0 0 0 0 0 Please check this box if you plan to attend the Meeting and vote these shares in person. 2. The ratification of the appointment of Carr, Riggs & Ingram, LLC as independent registered public accountants for the year ending December 31, 2020. 3. The advisory approval of the Company’s executive compensation. NOTE: Such other business as may properly come before the meeting or any adjournment thereof. 1 11 1.1 1111 11.1.1.1 1472 0797 1023 3131 04/30/20 123,456,789,012.00000 33744Vl03 ACCOUNT P34305-01S GS2 0 For Against Abstain 0 0 0 0 0 0

PAGE    2 OF 2 PLEASE RETAIN FOR YOUR RECORDS IMPORTANT NOTICE REGARDING HOUSEHOLDING ELECTION OF SHAREHOLDER COMMUNICATIONS In December 2000, the Securities Exchange Commission enacted a rule that allows multiple shareholders residing at the same address the convenience of receiving a single copy of all shareholder communications if they consent to do so. This is known as” Householding”. Please note that if you do not respond to this notice, Householding will start 60 days after the mailing of this notification. We will allow Householding only upon these certain conditions:    The issuer agrees to have its documents Househeld.    You agree to or do not object to the Householding of your materials.    You have the same last name and exact address as another shareholder(s). The HOUSEHOLDING ELECTION, which appears on the enclosed proxy card, provides a means for you to notify us whether or not you consent to participate in Householding. By marking “Yes” in the block provided, you will consent to participate in Householding. By marking “No”, you will withhold your consent to participate. If you do nothing, you will be deemed to have given your consent to participate. Your affirmative or implied consent to Household will remain in effect until you revoke it. If you wish to revoke your consent, please call 1-866-540-7095 and follow the instructions or you may send a written request with your name, the name of your financial institution and your account number at the firm to: Householding Department, 51 Mercedes Way, Edgewood, NY 11717. If you revoke your Householding election, each primary account holder will begin receiving individual copies within 30 days of your revocation. P34305-01S HHSTDS V20